Exhibit 10.7

THE SYMBOL “[***]” DENOTES PLACES WHERE CERTAIN IDENTIFIED

INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (i)

NOT MATERIAL, AND (ii) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE

COMPANY IF PUBLICLY DISCLOSED

LICENSE AND COLLABORATION AGREEMENT

by and between

BioNTech AG

and

Genmab A/S

Effective as of: 19th May 2015

Execution Version

LIST OF EXHIBITS

Exhibit 1	Terms for Unilateral Development

Exhibit 2	Biontech Patents

Exhibit 3	Genmab Patents

Exhibit 4	Antibody Panel

Exhibit 5	Research Plan

Exhibit 6	Development Plan and Budget

Exhibit 7	Company Announcement and Media Release

2 of 85

Execution Version

LICENSE and COLLABORATION AGREEMENT

This License and Collaboration Agreement (Agreement) is made and entered into as of 19th May 2015 (Effective Date) by and between

BioNTech AG, a German corporation having its principal office at An der Goldgrube 12, 55131 Mainz, Germany (Biontech)

and

Genmab A/S, CVR no. 21023884, a Danish corporation having its principal office at Bredgade 34E, P.O. Box 9068, DK-1260 Copenhagen K, Denmark, (Genmab).

(Biontech and Genmab each a Party and together the Parties)

PREAMBLE

WHEREAS, the Parties desire to jointly research, develop and commercialize polypeptide-based bispecific antibodies using Genmab’s proprietary DuoBody® platform technology against certain target combinations in combination with Genmab’s proprietary inert format technology for the treatment of cancer.

WHEREAS, the Parties have previously entered into a Letter of Intent (LOI) dated 19 January 2015 and a Materials Transfer Agreement dated 19 January 2015 (the MTA) (the LOI and the MTA together referred to as the Prior Agreement).

WHEREAS, the joint research, development and commercialization shall be based on a 50/50 sharing of costs and profits, whereby either Party shall have the right to exit its participation in further development costs at certain pre-defined opt-out points during development.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants set forth below, the Parties hereby agree as follows:

1.	DEFINITIONS

1.1

Adverse Event means any unfavorable and unintended medical occurrence in a human patient or subject who is administered a Collaboration Product or Unilateral Product, including any undesirable sign (including abnormal laboratory findings of clinical concern), symptom or disease temporally associated with the use of such Collaboration Product or Unilateral Product, whether or not considered related to such Collaboration Product or Unilateral Product.

3 of 85

Execution Version

1.2

Affiliate shall mean, with respect to any person or entity, any other person or entity which directly or indirectly controls, is controlled by, or is under common control with such person or entity. A person or entity shall be regarded as in control of another person or entity if it owns, or directly or indirectly controls, more than fifty percent (50%) of the voting stock or other ownership interest of the other person or entity, or if it directly or indirectly possesses the power to direct or cause the direction of the management and policies of the other person or entity by any means whatsoever.

1.3	Alliance Manager has the meaning set forth in Section 8.1.

1.4	Antibody means a polypeptide-based antibody or a derivative thereof identifiable by a unique amino acid sequence [***].

1.5

Applicable Law means any law or statute, any rule or regulation issued by a government authority (including courts and Regulatory Authorities), any GxP regulations or guidelines as well as and any judicial, governmental, or administrative order, judgment, decree or ruling, in each case as applicable to the subject matter and the parties at issue.

1.6

Approved Subcontractor means a subcontractor engaged by a Party that has been approved by the Joint Research Committee or Joint Steering Committee, as applicable, to perform specific obligations of the subcontracting Party.

1.7	Assigned Patents shall have the meaning set forth in Sections 9.1f and 9.1h.

1.8

Back-up Candidate shall mean a Clinical Candidate that has been selected by the Joint Steering Committee as back-up candidate for a Collaboration Product or by the Continuing Party as a back-up candidate for a Unilateral Product in accordance with Section 2.9.

1.9	Bidding Criteria has the meaning set forth in Section 15.9c.

1.10	Biontech has the meaning set forth in the introduction to this Agreement.

1.11	Biontech Antibodies mean the Antibodies proprietary to Biontech listed in the Research Plan.

1.12	Biontech Improvement Technology is defined in Section 9.1c.

1.13

Biontech Know-How means any and all technical information, processes, formulae, data, inventions, methods, chemical compounds, biological or physical materials, know-how and other trade secrets, in each case that are not in the public domain, that relate to or are useful to research, develop, use, manufacture or commercialize the Biontech Antibodies, to the extent not disclosed or claimed by a Biontech Patent. Biontech Know-How shall include all Biontech Improvement Technology and Biontech’s interest in any Collaboration IP and Assigned Patents (in each case to the extent not disclosed or claimed by a Biontech Patent).

1.14	Biontech Patents means:

4 of 85

Execution Version

a.	any Patent Rights listed in Exhibit 2 to this Agreement to the extent that they claim Biontech Antibodies, which shall be amended from time to time to reflect any other Patent Rights;

b.	any Patent Rights covering Biontech Improvement Technology; and

c.	Biontech’s interest in any Joint Patents and in any Patent Rights claiming Assigned Patents.

1.15	BiontechTechnology means the Biontech Patents and the Biontech Know-How.

1.16	Biontech Unilateral Product means a Unilateral Product which is being Developed and Commercialized solely by Biontech.

1.17

Bispecific Antibody means an Antibody comprising antigen-binding sites of two different monoclonal Antibodies. The term Bispecific Antibody further includes the subtypes of [***] Antibodies having additional binding affinities to antigens or cells expressing such antigens.

1.18

BLA means a Biologics License Application or equivalent submission filed with the FDA and/or EMA in connection with seeking Marketing Approval of a Collaboration Product or Unilateral Product, or an equivalent application filed with any equivalent regulatory agency or governmental authority in any jurisdiction other than the United States.

1.19	Budget shall mean the budget attached to the Research Plan or Development Plan or Commercialization Plan, as applicable.

1.20	Calendar Quarter means any of the three month periods beginning on January 1, April 1, July 1 or October 1 of any year.

1.21	Cap during Divestment is defined in Section 15.4.

1.22	Ceased Product is defined in Section 14.3.

1.23	Claims has the meaning set forth in Section 13.1a.

1.24	Clinical Candidate means any Bispecific Antibody targeting any of the Target Combinations.

1.25

Collaboration Accounting Policies means the accounting policies as agreed to by the Parties and approved by the Joint Steering Committee to be used in determining Shared Costs and Shared Profits, which will be, in all material respects, consistent with IFRS and any Applicable Laws.

1.26	Collaboration IP has the meaning set forth in Section 9.1c.

1.27	Collaboration Product means a Clinical Candidate which the Parties have selected for further joint development in Phase B.

1.28	Collaboration Product Trademark has the meaning set forth in Section 9.11.

5 of 85

Execution Version

1.29	Collaboration Targets [***]

1.30

Commercialization means (i) all activities directed to the marketing, detailing, promotion (including co-promotion), advertising, selling and distribution of a Collaboration Product in a country or region after all Marketing Approvals have been obtained in such country or region (including making, having made, using, importing, selling, having sold, offering for sale, and having offered for sale such Collaboration Product), and will include marketing research, customer service, administering and commercially selling such Collaboration Product, post-approval clinical trials and other additional research and development activities undertaken solely and to the extent necessary to meet local regulatory requirements, importing, exporting or transporting such Collaboration Product for commercial sale, and all regulatory compliance with respect to the foregoing; it being understood and agreed that such activities may occur pre- or post-launch of such Collaboration Product; and (ii) the conclusion of one or more Partnership Agreements. When used as a verb, “Commercialize” means to engage in Commercialization.

1.31	Commercialization Agreement is defined in Section 4.5.

1.32

Commercialization Plan means, with respect to a Collaboration Product, a commercialization plan to be prepared and agreed between the Parties, and updated by the Joint Commercialization Committee, once such committee is in place, and endorsed by the Joint Steering Committee which describes the envisaged form of Commercialization (e.g. through own sales forces, third party sales forces, conclusion of Partnership Agreements, etc.), the responsibilities of each Party, timelines, budgets for Commercialization costs, target volumes, territories and other relevant items agreed between the Parties. The Commercialization Plan shall be carried out by the Joint Commercialization Committee and shall be updated at least annually by the Joint Commercialization Committee, once such committee is in place, and all changes to the Commercialization Plan must be approved by the Joint Steering Committee.

1.33

Commercially Reasonable Efforts means the level of efforts and resources that a similarly situated company in the biotechnology industry would normally use to accomplish a similar objective, and in particular with respect to a product: to develop, manufacture and commercialize a product of similar market potential at a similar stage in its development or product life cycle taking into account all relevant factors then prevailing, including without limitation efficacy, competition, intellectual property position, likelihood of Marketing Approval, profitability, alternative products and product candidates and other relevant factors.

1.34

Confidential Information means all information, data, documents including Know-how and the subject-matter of any unpublished invention, or any material in tangible form that is disclosed or made available under this Agreement by the Disclosing Party to the Receiving Party and that is marked as “Confidential” at the time it is disclosed or delivered to the Receiving Party (or, if disclosed orally, is identified as confidential when disclosed and such disclosure is confirmed in writing within thirty (30) days by the Disclosing Party) or ought in good faith to be treated as confidential taking account of its content or the circumstances of disclosure. The term Confidential Information shall also include the existence and contents of this Agreement.

6 of 85

Execution Version

1.35	Continuing Party is defined in Section 14.6.

1.36

Control means, with respect to any information or intellectual property right, possession by a person or entity of the ability to grant the right to access or use, or to grant a license or a sublicense to, or to use such information or intellectual property right as provided for herein without violating the terms of any agreement or other arrangement with any other person or entity.

1.37

Development means, with respect to a Collaboration Product, any and all drug development activities and manufacturing activities undertaken pursuant to the relevant Development Plan in order to develop a Collaboration Product up to and including obtaining Marketing Approval for such Collaboration Product for an indication and to perform manufacturing scale up to enable commercial scale manufacturing prior to launch (except that inventory build shall be considered a Commercialization activity). These activities shall include preclinical research, stability testing, toxicology testing, formulation activities, reformulation activities, process development, manufacturing scale up activities, development stage manufacturing, quality assurance/quality control development, clinical studies (including Phase III Studies and other studies (e.g., pharmacovigilance programs and outcome studies) that the Joint Steering Committee considers necessary or economically justifiable and other activities to obtain the applicable Marketing Approvals; in each case in accordance with the applicable Development Plan, as applicable. When used as a verb, Develop means to engage in Development.

1.38

Development Plan means, with respect to a Collaboration Product, a written development plan agreed between the Parties which describes the development and manufacturing work to be performed by each Party during Phase B, as well as the Budgets, approved Shared Costs, timelines, allocation of FTEs and other relevant items agreed between the Parties, as set forth in Exhibit 6.

1.39	Development Project Manager has the meaning set forth in Section 8.4.

1.40	Disclosing Party is defined in Section 11.1.

1.41	Divesting Party has the meaning set forth in Section 15.2.

1.42

Divestment shall mean the economic valorization of the value of the rights and obligations of a Party under this Agreement by that Party, by granting the rights to Develop and/or Commercialize a Collaboration Product to an independent Third Party in any legal way possible, including but not limited to by licensing, assigning or transferring such rights. When used as a verb, Divest means to engage in Divestment.

1.43	Divestment Executive has the meaning set forth in Section 15.9a.

1.44	Divestment Notice has the meaning set forth in Section 15.2.

1.45	Divestment Process has the meaning set forth in Section 15.2.

1.46	Dual- or Triple-Binder [***]

7 of 85

Execution Version

1.47

DuoBody Platform means Genmab’s proprietary technology that is generally applicable to the discovery, modification, optimization, generation and manufacturing of Bispecific Antibodies of the IgG subtype, [***]

1.48	Effective Date is defined in the introductory paragraph of this Agreement.

1.49	EMA means the European Medicines Agency, and any successor agency thereto.

1.50	Establishment of Clinical Proof of Concept means the point in time during Development, where the [***] from the first Phase I/II Clinical Trial becomes available.

1.51	EU means all the countries in the Territory that as of the receipt of the European Marketing Approval for a Collaboration Product are members of the European Union.

1.52	Events of Force Majeure has the meaning set forth in Section 16.6.

1.53	Exclusive Negotiation Period has the meaning set forth in Section 15.2.

1.54	Fall Back Terms has the meaning set forth in Section 14.4c).

1.55	FDA means the U.S. Food and Drug Administration, or any successor agency thereto.

1.56	Field means the treatment of cancer in humans.

1.57	Financial Representative has the meaning set forth in Section 7.5.

1.58

First Commercial Sale means, on a Unilateral Product-by-Unilateral Product basis, the first sale of the Unilateral Product for which revenue has been recognized by a Party or any of its Affiliates to any Third Party after all required Marketing Approvals have been granted. For the avoidance of doubt, First Commercial Sale shall not include the transfer or sale of any Unilateral Product (i) by a Party to an Affiliate, Sublicensee or Third Party Collaborator unless the Affiliate, Sublicensee or Third Party Collaborator is the last entity in the distribution chain of the Unilateral Product, (ii) for use in clinical trials or non-clinical development activities (e.g., material transfer agreements) or a bona fide charitable purpose, or (iii) for compassionate use.

1.59

FTE means a full-time employee of a Party working over the course of a twelve (12) month period, or several employees of a Party collectively working the equivalent of such full-time employee. FTEs shall be calculated based on the time an employee of the Parties spends working on a billable effort as recorded by such Parties’ project time reporting system. An FTE is measured on the basis of a total of [***] hours per year for employees.

1.60	FTE Rates shall mean the rates set forth in Sections 7.2 and Exhibit 1, as applicable.

1.61	FTO Notification has the meaning set forth in Section 10.1 of this Agreement.

8 of 85

Execution Version

1.62

Generic Product means (a) for a product sold in the United States, a biological product approved under the Public Health Service Act 351(k) that is highly similar to a Unilateral Product, notwithstanding minor differences in clinically inactive components, and for which there are no clinically meaningful differences between the generic product and the Unilateral Product in terms of the safety, purity and potency; (b) for a product sold in the EU, a biological product approved under Article 10(4) of Directive 2001/83/EC and Section 4, Part II, Annex I to such Directive based on the demonstration of the similar nature to the Unilateral Product; and (c) for a generic product sold outside the United States and the EU, a biological product approved under a similar regulatory pathway as in the United States and in the EU, if such pathway exists.

1.63	Genmab has the meaning set forth in the introduction to this Agreement.

1.64	Genmab Antibodies mean the Antibodies proprietary to Genmab listed in the Research Plan, if any.

1.65	Genmab Improvement Technology is defined in Section 9.1c.

1.66

Genmab Know-How means all technical information, processes, formulae, data, inventions, methods, chemical compounds, biological or physical materials, know-how and other trade secrets, in each case, that relate to or are useful to research, develop, manufacture or commercialize the Genmab Antibodies, the DuoBody Platform and/or the [***] Technology, to the extent not disclosed or claimed by a Genmab Patent. Genmab Know-How shall include all Genmab Improvement Technology and Genmabs’ interest in any Collaboration IP and Assigned Patents (in each case to the extent not disclosed or claimed by a Genmab Patent).

1.67	Genmab Patents means:

a.

any Patent Rights listed in Exhibit 3 to this Agreement to the extent that they claim Genmab Antibodies, the DuoBody Platform or the Inert Format Technology, which shall be amended from time to time to reflect any other Patent Rights;

b.	any Patent Rights covering Genmab Improvement Technology; and

c.	Genmab’s interest in any Joint Patents and in any Patent Rights claiming Assigned Patents.

1.68	Genmab Technology means the Genmab Patents and the Genmab Know-How.

1.69	Genmab Unilateral Product means a Unilateral Product which is being developed and commercialized solely by Genmab.

1.70

Good Clinical Practice or GCP shall mean any and all laws, rules, regulations, guidelines and generally accepted standards and requirements regarding the ethical conduct of clinical trials, including without limitation the U.S. Code of Federal Regulations (CFR) Title 21, ICH GCP Guidelines E6(R1), current step 4 version, dated 10 June 1996, as amended from time to time, national legislation implementing European Community Directive 2001/20/EC of 4 April 2001 on the approximation of the laws, regulations and administrative provisions of the Member States relating to the implementation of good clinical practice in the conduct of clinical trials on medicinal products for human use, European Community Directive 2005/28/EC of 8 April 2005 laying down principles and detailed guidelines for good clinical practice as regards to investigational medicinal products for human use.

9 of 85

Execution Version

1.71

Good Laboratory Practice or GLP shall mean any and all laws, rules, regulations, guidelines and generally accepted standards and requirements regarding quality control for laboratories to ensure the consistency and reliability of results, including without limitation the CFR Title 21, national legislation implementing European Community Directive 2004/9/EC of 11 February 2004 on the inspection and verification of good laboratory practice (GLP) as amended and European Community Directive 2004/10/EC of 11 February 2004 on the harmonization of laws, regulations and administrative provisions relating to the application of the principles of good laboratory practice and the verification of their applications for tests on chemical substances as amended, OECD Series on Principles of Good Laboratory Practice and Compliance Monitoring.

1.72

Good Manufacturing Practice or GMP shall mean any and all laws, rules, regulations, guidelines and generally accepted standards and requirements regarding the quality control and manufacturing of pharmaceutical products, including without limitation the CFR Title 21, ICH GMP Guidelines Q7, current step 4 version, dated 10 November 2000, as amended from time to time, national legislation implementing European Community Directive 91/356/EEC of 13 June 1991 laying down the principles and guidelines of good manufacturing practice for medicinal products for human use as amended by European Community Directives 2003/94/EC, the Rules Governing Medicinal Products in the European Community, Volume 4, including annexes.

1.73	GxP means GCP, GLP or GMP or any combination thereof, as applicable.

1.74	IFRS means the international financial reporting standards.

1.75

IND means an Investigational New Drug application filed with the FDA, EMA or their equivalent in any country where a regulatory filing is required or obtained for commencement of human clinical trials of a pharmaceutical product.

1.76

Indication means an application for a label or label expansion indicating the applicable drug for an initial, expanded or additional patient population, or indicating the drug for use in combination with another treatment or drug, or different route of administration in each case that requires a pivotal clinical trial for Marketing Approval. For the avoidance of doubt, the Parties acknowledge that there may be more than one Indication for any given histology or tumor type. By way of example, and not limitation, mono-therapy, various combination therapies, front-line treatment and maintenance treatment of the same histology or tumor type are different Indications for the purposes of this Agreement.

1.77	Indemnified Party shall have the meaning set forth in Section 13.3.

1.78	Indemnitees shall have the meaning set forth in Section 13.1.

1.79	Indemnitor shall have the meaning set forth in Section 13.3.

1.80	[***] Technology means Genmab’s proprietary [***] technology to control the immune response induced by antibodies [***]

10 of 85

Execution Version

1.81	Infringement Attack has the meaning set forth in Section 10.2.

1.82	Infringement Proceedings has the meaning set forth in Section 9.9d.

1.83	Interested Party shall have the meaning set forth in Section 2.11.

1.84	IP Budget has the meaning set forth in Section 9.6d.

1.85	Joint Commercialization Committee is defined in Section 8.5.

1.86	Joint Development Team has the meaning set forth in Section 8.4.

1.87	Joint Divestment Process has the meaning set forth in Section 15.9.

1.88	Joint Patents means any patents and patent applications claiming Collaboration IP.

1.89	Joint Research Committee means the joint research committee established under Section 8.2.

1.90	Joint Steering Committee has the meaning set forth in Section 8.3.

1.91	Lead Commercialization Party has the meaning set forth in Section 4.3.

1.92	Lead IP Party has the meaning set forth in Section 9.6a.

1.93	Lead Regulatory Party means, with respect to a country or region, the Party with the main responsibility for carrying out regulatory activities in accordance with Section 5.

1.94	Liabilities has the meaning set forth in Section 13.1a.

1.95	Major Market Country means any of the following: [***]

1.96

Marketing Approval means any regulatory approval of any Regulatory Authority or other government authority of any country or jurisdiction in the world that is necessary to be obtained before the commercial sale of a pharmaceutical product for an Indication in that country or jurisdiction.

1.97

Material Adverse Change means a change in circumstances or events relating to a Collaboration Product Developed under this Agreement, that a Party reasonably believes materially adversely affects the net present value of such Collaboration Product, where such Party could not reasonably previously have known about such change. Such changes in circumstances could include, for example, the approval for marketing of a competing product, a successful challenge to the validity of a patent covering such Collaboration Product or new clinical data relating to the Collaboration Product which raise serious concerns with respect to safety and/or efficacy of the Collaboration Product.

11 of 85

Execution Version

1.98

Net Sales means the gross amounts invoiced in arms-length transactions by a Party or any of its Affiliates, Third Party Collaborators or Sublicensees to Third Party customers for sales of a Collaboration Product or Unilateral Product, less the following deductions for:

a.

discounts (including trade, quantity and cash discounts) actually allowed, cash and non-cash coupons, retroactive price reductions, and charge-back payments and rebates granted to any Third Party (including to governmental entities or agencies, purchasers, reimbursers, customers, distributors, wholesalers, and group purchasing and managed care organizations or entities);

b.

credits or allowances, if any, on account of price adjustments, shelf stock adjustment, recalls, claims, damaged goods, rejections or returns of items previously sold (including products returned in connection with recalls or withdrawals) and amounts written off by reason of uncollectible debt, provided that if the debt is thereafter paid, the corresponding amount will be added to the Net Sales of the period during which it is paid;

c.

product-related administrative fees, rebates or other similar allowances granted (including to governmental authorities, purchasers, reimbursers, customers, distributors, wholesalers, and managed care organizations and entities) which effectively reduce the selling price or gross sales; and

d.	insurance, customs charges, freight, postage, shipping, handling, and other transportation costs; and

e.

import taxes, export taxes, excise taxes, sales taxes, value-added taxes, consumption taxes, duties or other taxes levied on, absorbed, determined and/or imposed with respect to sales of Collaboration Products (excluding income taxes of any kind).

If a Party receives non-cash consideration or in the case of transactions not at arm’s length, Net Sales will be calculated based on the fair market value of such consideration or transaction, at the time of the transaction, assuming an arm’s length transaction made in the ordinary course of business. Notwithstanding the foregoing, Net Sales shall not be imputed to any transfer of the Collaboration Product or Unilateral Product for use in clinical trials, non-clinical development activities (e.g. material transfer agreements) or other development activities with respect to the Collaboration Product or Unilateral Product by or on behalf of the respective Party, for bona fide charitable purposes or for compassionate use, if no monetary consideration is received for such transfers.

1.99	Non-Divesting Party has the meaning set forth in Section 15.2.

1.100	Non-Lead Party has the meaning set forth in Section 9.6b.

1.101	Non-Interested Party has the meaning set forth in Section 2.11.

1.102	Opt-Out Date is defined in Section 14.1.

1.103	Opt-Out Notice is defined in Section 14.1.

1.104	Opt-Out Party is defined in Section 14.1.

1.105	Opt-Out Point is defined in Section 14.1.

12 of 85

Execution Version

1.106

Partnership Agreement means a license agreement to be concluded jointly by both Parties (or by one of the Parties with approval of the other Party) with a Third Party (Third Party Collaborator) under which such Third Party Collaborator obtains an exclusive or non-exclusive (as agreed between the Parties and the Third Party Collaborator in accordance with Section 4.8) license or other right to a Collaboration Product and related Collaboration IP and assumes the obligation to Commercialize such Collaboration Product in certain defined parts of the Territory.

1.107

Patent Right means (a) all patent applications filed or having legal force in any country or jurisdiction, including all provisional patent applications; (b) all patents that have issued or in the future will be issued from such applications, including without limitation method, process, utility, model and design patents and certificates of invention; and (c) all divisionals, continuations, continuations in part, supplement protection certificates, reissues, reexaminations, renewals, extensions or additions to any such patent application and patents.

1.108	Paying Party has the meaning set forth in Exhibit 1.

1.109

Phase I Clinical Trial means, a human clinical trial that is conducted to evaluate the preliminary safety, tolerability and pharmacokinetics effect of a drug in healthy volunteer subjects or patients in accordance with the requirements of 21 CFR 312.21(a) or foreign equivalents. Typical elements of a Phase I Clinical Trial are described in more detail in Section 3.1.3.1 of ICH Topic E8 (GENERAL CONSIDERATIONS FOR CLINICAL TRIALS). The final design of Phase I Clinical Trials for a Collaboration Product will be agreed by the Joint Steering Committee.

1.110

Phase I/II Clinical Trial means a human clinical trial which has the following two (2) main objectives: (i) determining preliminary safety and (ii) determining preliminary efficacy parameters in appropriate patients. Such Phase I/II Clinical Trial will often be split into two (2) parts, where the first part is intended to determine the maximum tolerated dose, and the second part is intended to determine preliminary efficacy parameters and additional safety data. The final design of Phase I/II Clinical Trials for a Collaboration Product will be agreed by the Joint Steering Committee.

1.111

Phase II Clinical Trial means a potentially controlled human clinical trial involving a sufficient number of patients with the disease or condition of interest to obtain sufficient efficacy and safety data of a candidate drug in the targeted patient population to support a Phase III Clinical Trial of a candidate drug for its intended use, and to define the optimal dosing regimen, such as trials referred to in 21 C.F.R.§312.21(b) and foreign equivalents. Typical elements of a Phase II Clinical Trial are described in more detail in Section 3.1.3.2 of ICH Topic E8 (GENERAL CONSIDERATIONS FOR CLINICAL TRIALS). The final design of Phase II Clinical Trials for a Collaboration Product will be agreed by the Joint Steering Committee.

1.112

Phase III Clinical Trial means a controlled, and usually multi-center, clinical trial, involving patients with the disease or condition of interest intended to obtain sufficient efficacy and safety data to support Marketing Approval of a candidate drug whether or not designated as “Phase III”, such as trials referred to in 21 C.F.R. §312.21(c) and foreign equivalents. Typical elements of a Phase III Clinical Trial are described in more detail in Section 3.1.3.3 of ICH Topic E8 (GENERAL CONSIDERATIONS FOR CLINICAL TRIALS). The final design of Phase III Clinical Trials for a Collaboration Product will be agreed by the Joint Steering Committee.

13 of 85

Execution Version

1.113	Phase A means the research and evaluation phase pursuant to Section 2.

1.114	Phase B means the preclinical and clinical development phase pursuant to Section 3.

1.115	Preferred Clinical Candidate has the meaning set forth in Section 2.10 of the Agreement.

1.116	Prior Agreement has the meaning set forth in the preamble of the Agreement.

1.117

Profit means the profits resulting from the Commercialization of a Collaboration Product, which shall be equal to the Net Sales received by a Party from the Commercialization of a Collaboration Product:

a.	less manufacturing costs for the Collaboration Product sold,

b.	plus profits received from Partnership Agreements in relation to the Collaboration Product,

provided, however, that any costs that would otherwise be included as a Commercialization expense, but which, pursuant to the definition of “Net Sales”, are deducted from gross sales to determine the Net Sales of a Collaboration Product, shall not also be deducted as a Commercialization expense and thereby counted twice. For the avoidance of doubt, Profits received from Partnership Agreements shall include without limitation all up-front, milestone and royalty payments, but exclude (i) any arms’ length research and development funding paid by the Third Party Collaborator in consideration for research and development activities to be performed under the Partnership Agreement and (ii) any value added or other taxes paid by the Third Party Collaborator to a Party in connection with such Partnership Agreement. Further details of the Profit calculation shall be agreed in the Commercialization Agreement.

1.118	Program Inventions has the meaning set forth in Section 9.1b.

1.119	Proposed IND Submission has the meaning set forth in Section 3.7.

1.120	Publication has the meaning set forth in Section 11.6.

1.121	Receiving Party is defined in Section 11.1.

1.122

Region means either Asia (including, but not limited to India), the EU, North America (US, Mexico and Canada), South and Central America or ROW (including, but not limited to Russia, Australia, New Zealand, Africa, Middle East).

1.123

Regulatory Authority means any federal, national, multinational, state, county, city, provincial, or local regulatory agency, department, bureau or other governmental entity with authority over the marketing, commercialization, manufacture or sale of a pharmaceutical product in the Territory, including the FDA in the United States and the EMA in the EU.

14 of 85

Execution Version

1.124	Research and Development Costs means the actual costs and expenses incurred by a Party for research and Development activities in Phase A and Phase B, including:

a.	direct labor at the agreed FTE Rate plus agreed travel expenses pursuant to the Travel Policy of such employees,

b.	direct research and development costs paid to consultants, independent contractors and Third Party service providers,

c.	direct costs of supplies, equipment and materials and related expenditures (including taxes and duties),

d.	patent filing, prosecution and maintenance costs (but not defense and enforcement costs, unless otherwise set forth in this Agreement),

e.

scale-up and other manufacturing costs (solely up to and including scale-up activities prior to production of successful consistency batches which is understood to be the first production of batches of a Collaboration Product that may be used for Commercialization),

f.	Third Party contract costs required to perform Development activities related to the relevant Collaboration Product,

g.	regulatory costs, including costs for IND and BLA filing and other costs for obtaining Marketing Approvals,

h.

license payments (including but not limited to upfront payments, milestone payments and license maintenance fees) to Third Parties as necessary for Development and Commercialization of Collaboration Products

in each case (a) to (e) calculated in accordance with the Collaboration Accounting Policies, consistently applied and only to the extent such costs are directly attributable to the furtherance of a Research Plan or Development Plan, but excluding expenditures relating to general overhead, managerial, legal, financial and administrative expenses. For the avoidance of doubt, to the extent costs or salaries are partly directly attributable to a Research Plan or Development Plan and partly attributable to other activities of a Party, such costs and salaries shall constitute Research and Development Costs on a pro rata basis.

1.125

Research Plan means the written research plan agreed between the Parties which describes the work to be performed by each Party during Phase A as well as budgets, timelines, allocation of FTEs and other relevant items agreed between the Parties. The Research Plan shall be updated at least annually as shall be set forth in Exhibit 5.

1.126	Royalty Reports has the meaning set forth in Exhibit 1.

15 of 85

Execution Version

1.127

Royalty Term means on a Unilateral Product-by-Unilateral Product and country-by-country basis, the period commencing on the First Commercial Sale of the relevant Unilateral Product and ending on the later to occur of:

a.	the [***] anniversary of the date of the First Commercial Sale of such Unilateral Product in such country;

b.

the expiration of the last to expire Valid Patent Claim of any Patent Right included in the [***] or the [***] (in case of an opt-out by Genmab) or [***] (in case of an opt-out by Biontech) that would be infringed by the manufacture, use, sale, offer for sale or import of the Unilateral Product in such country, if not for the licenses or assignments of intellectual property granted hereunder; and

c.	the expiration of [***] for such Unilateral Product in such country.

1.128	Selection of a Clinical Candidate has the meaning set forth in Section 2.9.

1.129

Serious Adverse Events means any Adverse Event occurring at any dose in response to the administration of a Collaboration Product or Unilateral Product that: (a) results in death or threatens life; (b) results in persistent or significant disability/incapacity; (c) results in or prolongs hospitalization; (d) results in a congenital anomaly or birth defect; or (e) is otherwise medically significant.

1.130	Shared Cost is defined in Section 7.3a.

1.131	Shared Profits is defined in Section 7.3b.

1.132

Sublicensee means any person or entity that is granted a sublicense under (a) the Biontech Technology by Genmab or its Affiliates or (b) the Genmab Technology by Biontech or its Affiliates in accordance with the terms of this Agreement.

1.133

Target Combination means each of the combinations of two distinct targeted antigens selected from the Collaboration Targets as specifically set forth in the Research Plan; each distinct antigen defined by its unique UniProt/Swiss-Prot number.

1.134	Term has the meaning set forth in Section 16.1.

1.135	Territory means the world.

1.136	Third Party means any person or entity other than the Parties and their Affiliates.

1.137

Travel Policy means the policy as agreed to by the Parties and approved by the Joint Steering Committee to be used for travel costs and expenses incurred as part of a Party’s activities under the applicable Research Plan or Development Plan, subject however to Sections 7.5 and 8.6.

1.138	Unilateral Product has the meaning set forth in Section 14.6.

16 of 85

Execution Version

1.139

Valid Patent Claim means (a) an unexpired claim of an issued patent (including any extension thereof pursuant to patent term extension or a supplementary protection certification) which has not been found to be unpatentable, invalid or unenforceable by an unreversed and unappealable decision (including a decision that was not appealed within the time allotted for an appeal) of a court or other authority in the subject country; or (b) a claim of an application for a patent that has been pending for less than [***] years as calculated from the earliest priority date.

2.	PHASE A – RESEARCH AND EVALUATION

2.1

Goal of Phase A. The goal of Phase A is to jointly discover, research and develop in accordance with the Research Plan, Clinical Candidates against the Target Combinations for further preclinical and clinical development in Phase B, on the basis of a 50/50 cost sharing. During the initial term of Phase A (as defined in Section 2.4), the Parties expect to identify [***] Clinical Candidates. For the avoidance of doubt, these numbers of expected Clinical Candidates are non-binding estimates only and the collaboration between the Parties in Phase A shall not be subject to any binding minimum or maximum number of Clinical Candidates. The Parties agree that this Agreement shall replace the Prior Agreement upon execution, and that any initial research (as defined under the Prior Agreement) conducted under the Prior Agreement shall be deemed covered by Phase A and the terms and conditions thereof, and any rights and obligations of the Parties under the Prior Agreement shall be replaced with the rights and obligations of the Parties set forth in this Agreement. In case of discrepancy between this Agreement and the Prior Agreement, this Agreement shall prevail.

2.2

Research Plan. Within [***] days after the Effective Date, the Parties shall prepare and agree an initial Research Plan, which shall be endorsed by the Joint Research Committee and added to Exhibit 5. On an annual basis, or more frequently as necessary and agreed by the Parties, but no later than by 30 September (in order for the Parties to prepare their respective budgets for the coming [***] calendar years) the Joint Research Committee shall review the Research Plan in order to make annual updates to the Research Plan for the then current calendar year, if any, plus the following two (2) calendar years. Furthermore, each Party may recommend changes to the Research Plan at any time; provided, however, that such changes shall be effective only upon the approval by the Joint Research Committee.

2.3

FTE Allocation During Phase A. The Parties intend to contribute and commit the required resources to meet the objectives as stipulated by the Joint Research Committee and in the applicable Research Plan. Details in relation to the number and allocation of FTEs during Phase A shall be set forth in the Research Plan. For the avoidance of doubt, the allocation of FTEs pursuant to the Research Plan shall not alter the 50/50 cost sharing in Phase A as set forth in Section 7.3a.

2.4

Subcontracting During Phase A. Either Party may perform some or all of its obligations under the Research Plan through any of its Affiliates or one or more Approved Subcontractors; provided, that (a) none of the rights of the other Party hereunder are diminished or are otherwise adversely affected as a result of such subcontracting and (b) the Affiliate or Approved Subcontractor undertakes in writing all obligations of confidentiality and non-use regarding both Parties’ Confidential Information which are substantially the same as those undertaken by the Parties hereunder. In the event that a Party performs one or more of its obligations under the Research Plan through any such Affiliate or Approved Subcontractor, then such Party

17 of 85

Execution Version

shall at all times be responsible for the performance by such Affiliate or Approved Subcontractor of such Party’s obligations hereunder. Provided that the Research Plan specifically includes reference to such Affiliate or Approved Subcontractor and the activities and services to be carried out by such Affiliate or Approved Subcontractor, then the Party subcontracting does not need to consult with the other Party before entering into an agreement with such Affiliate or Approved Subcontractor, provided that the terms of this Section 2.4 are adhered to.

2.5

Duration of Phase A. The joint research and development activities in Phase A are scheduled for an initial term of [***] years starting on the Effective Date. The Parties shall discuss in good faith an extension of Phase A at the latest [***] months before the end of the initial term, provided that any extension of Phase A shall require the written mutual agreement between the Parties.

2.6	General Obligations of the Parties in Phase A. During Phase A, each Party shall

a.	use its Commercially Reasonable Efforts to discover, research and develop Clinical Candidates and to perform its respective activities pursuant to the Research Plan, and

b.	perform its activities under the Research Plan in good scientific manner, and in compliance with all requirements of Applicable Laws, and

c.

contribute such personnel, equipment, facilities and other resources as reasonably necessary to perform its obligations under the Research Plan and to achieve efficiently the objectives thereof, provided that each Party shall only be obliged to contribute those FTEs set forth in Section 2.3 above and in the Research Plan,

d.	provide the other Party with such materials, information and other assistance required to be provided under the Research Plan.

2.7

Results and Reporting Under Phase A. Each Party shall keep the other Party fully informed as to its progress, results (including the development of any technology or Program Inventions), status and plans for performing and implementing the Research Plan. Such information shall be given by periodic, informal oral reports, and by a quarterly written report, which may be in the form of a power point presentation during meetings of the Joint Research Committee, delivered not later than thirty (30) days following the end of every Calendar Quarter during which any activities are performed under the Research Plan.

2.8

Records. Each Party shall maintain records, in sufficient detail and in good scientific manner appropriate for patent and regulatory purposes, which shall be complete and accurate and shall fully and properly reflect all work done and results achieved in its performance of the Research Plan. Each Party shall make such records available to the other Party for inspection upon reasonable written request of the other Party (but not more than once per calendar year) for the purpose of ensuring the Party’s compliance with its research obligations hereunder. Upon request, each Party shall deliver to the other Party copies of all records described in this Section 2.8. All such records shall be jointly owned.

18 of 85

Execution Version

2.9

Liability. In connection with the conduct of the Development activities, hereunder, each Party shall be responsible for, and hereby assumes, any and all risks of personal injury or property damage attributable to the negligent acts or omissions of that Party or its Affiliates, and their respective directors, officers, employees and agents.

2.10

Nomination of Collaboration Products. Each Party may at any time during Phase A propose that one or more Clinical Candidates which meet the relevant specifications defined in the Research Plan is/are nominated by the Joint Research Committee as Collaboration Product(s) for further preclinical and clinical development in Phase B (such proposal to be considered Selection of a Clinical Candidate for the purpose of the financial terms set forth in Exhibit 1). Upon such proposal, the Joint Research Committee will (i) review and confirm whether the proposed Clinical Candidate(s) meet the relevant specifications defined in the Research Plan, (ii) if several proposed Clinical Candidates targeting the same Target Combination meet such specifications: decide which of these Clinical Candidates is best suited for further preclinical and clinical development (Preferred Clinical Candidate), and (iii) decide whether the Preferred Clinical Candidate(s) shall be developed as Collaboration Product(s). The Joint Research Committee shall make the decisions according to (i) to (iii) in good faith and shall not take into consideration whether any of these decisions would trigger the payment according to Section 7.1d. For the avoidance of doubt, if only one proposed Clinical Candidate targeting a certain Target Combination meets the relevant specifications defined in the Research Plan, such Clinical Candidate shall automatically be the Preferred Clinical Candidate for such Target Combination. If and when the Joint Research Committee decides that a Preferred Clinical Candidate shall be developed as Collaboration Product (as documented in the minutes of the Joint Research Committee), the Parties obligations under the Research Plan shall terminate, and Phase B shall be initiated with respect to such Preferred Clinical Candidate. For the avoidance of doubt, neither Party may propose to the Joint Research Committee a Clinical Candidate targeting a Target Combination for which a Preferred Clinical Candidate has already been selected.

2.11	Unilateral Development.

a.

If a Party (Non-Interested Party) – through the Joint Research Committee pursuant to Section 2.10 – decides not to develop a Preferred Clinical Candidate as a Collaboration Product and move it to Phase B, the other Party (Interested Party) shall be permitted to unilaterally continue development of the Preferred Clinical Candidate on the pre-defined terms and conditions set forth in Exhibit 1. In such case, the Preferred Clinical Candidate will become a Unilateral Product and Section 14.6 shall apply mutatis mutandis.

b.

If the Interested Party is not willing to continue development of the Preferred Clinical Candidate on the pre-defined terms and conditions set forth in Exhibit 1, a mandatory joint Divestment of the Preferred Clinical Candidate shall take place and Section 15.9 shall apply mutatis mutandis, unless the Parties decide otherwise. If the mandatory joint Divestment fails, the Preferred Clinical Candidate will be considered a Ceased Product under Section 14.5.

19 of 85

Execution Version

c.	If the Parties agree not to advance a certain Clinical Candidate to Phase B, then such Clinical Candidate shall be considered a Ceased Product and Section 14.5 shall apply mutatis mutandis.

2.12

Back-Up Candidates. Concurrently with the decision to develop a proposed Clinical Candidate as Collaboration Product or Unilateral Product, as applicable, the Joint Research Committee (if both Parties wish to develop such Clinical Candidate) or the Interested Party (if only one Party wishes to develop such Clinical Candidate) shall be entitled to also designate [***] further Clinical Candidate (if available) as Back-up Candidate for the respective Target Combination (and in such event, the Joint Research Committee or the Interested Party, as applicable, may decide at any time that the Back-up Candidate shall replace the originally selected Clinical Candidate as Collaboration Product or Unilateral Product for the purposes of this Agreement).

3.	PHASE B – PRECLINICAL AND CLINICAL DEVELOPMENT

3.1

Goal of Phase B. The goal of Phase B is to jointly develop on a Collaboration Product-by-Collaboration Product basis, a Collaboration Product in accordance with the applicable Development Plan through preclinical and clinical phase on the basis of a 50/50 cost sharing.

3.2

Development Plans. Without undue delay after nomination of a Collaboration Product, and on a Collaboration Product-per-Collaboration Product basis, the Parties shall agree on the initial Development Plan and Budget, both including clinical and manufacturing activities until Establishment of Proof of Concept, taking into consideration either Party’s capabilities and resources. Such initial Development Plan and Budget shall be endorsed by the Joint Steering Committee and added to Exhibit 6 of this Agreement. Each Party may recommend changes to a Development Plan at any time; provided, however, that such changes shall be effective only upon the approval by the Joint Steering Committee.

3.3

Duration of Phase B. Phase B shall begin on a Collaboration Product-by-Collaboration Product basis upon nomination of the respective Collaboration Product pursuant to Section 2.10 and shall end upon the earlier of (i) opt-out of a Party pursuant to Section 14 and/or Divestment of a Party’s share in the collaboration pursuant to Section 15 (in each case subject to the provisions on unilateral development by the Continuing/Non-Divesting Party and on continued funding by the Opt-Out/Divesting Party as set forth in Sections 14 and 15), (ii) abandonment of the Phase B Development activities by mutual agreement between the Parties, (iii) completion of all Development activities for all countries in which the Collaboration Product shall be Commercialized, (iv) conclusion of a Joint Divestment Process, and (v) any other date specified in the applicable Development Plan.

3.4	General Obligations of the Parties in Phase B. Each Party shall

a.

use its Commercially Reasonable Efforts to develop the respective Collaboration Product during the necessary preclinical and clinical stages and to perform its respective activities pursuant to the applicable Development Plan,

20 of 85

Execution Version

b.	perform its activities under the applicable Development Plan in good scientific manner, and in compliance with all requirements of Applicable Law,

c.

contribute such personnel, equipment, facilities and other resources as reasonably necessary to perform its obligations under the applicable Development Plan and to achieve efficiently the objectives thereof, provided that each Party may only incur Shared Costs as provided in Section 7.4,

d.

refrain from using in any capacity in connection with the Development, manufacture or Commercialization of a Collaboration Product, any person or entity who has been debarred pursuant to Section 306 of the United States Federal Food, Drug, and Cosmetic Act or a similar legislation in another jurisdiction, or who is the subject of a conviction described in such section, and

e.	provide to the other Party such materials, information and other assistance required to be provided under the applicable Development Plan.

3.5	Reference to Certain Provisions of Phase A. Sections 2.4, 2.7, 2.8 and 2.9 shall apply mutatis mutandis to Phase B.

3.6

Ad Hoc and Annual Updates to the Development Plan. On an annual basis, or more frequently as necessary and agreed by the Parties, but no later than by 30 September (in order for the Parties to prepare their respective budgets for the coming [***] calendar years), the Joint Steering Committee shall review the Development Plan and the related Budget in order to make annual updates to the Development Plan and Budget for the then current calendar year, if any, plus the following [***] calendar years both to be approved by the Joint Steering Committee. In the event that the Joint Steering Committee cannot agree on an annual update to the Development Plan and Budget, then the most recent version of the Development Plan and Budget will be deemed the Development Plan and Budget for the period, until the Parties are able to reach an agreement on any update to the Development Plan and Budget. The Parties agree that no later than [***] months prior to the anticipated Establishment of Clinical Proof of Concept, the Parties, via the Joint Development Team and the Joint Steering Committee, shall agree on an update to the Development Plan, including the Budget, to cover the period after Establishment of Clinical Proof of Concept, such plan to cover various clinical scenarios depending on whether Establishment of Clinical Proof of Concept shall be followed by Phase II Clinical Trial(s) or a pivotal clinical trial. Such update to the Development Plan and Budget shall form the basis of any continued Development after the Establishment of Clinical Proof of Concept by both Parties or during a Divestment Process by the Non-Divesting Party, if applicable.

3.7

Preparation of IND. The Parties shall jointly be responsible via the Joint Steering Committee for producing the initial version of the proposed IND submission as well as a work plan and budget for the clinical phase of the Development of a Collaboration Product, including but not limited to the CMC costs. Once such an IND submission package has been agreed on by the Joint Steering Committee, Proposed IND Submission for the purposes of Section 14 and the financial terms set forth in Exhibit 1 shall be deemed reached.

21 of 85

Execution Version

3.8

Third Party as Supplier. In the case where the Joint Steering Committee elects to designate a Third Party to be responsible for manufacturing of a Collaboration Product (or any component thereof), one Party or both Parties, to be determined by the Joint Steering Committee, shall enter into a supply agreement with such Third Party on customary and reasonable terms and conditions. The Joint Steering Committee shall determine the strategy, timing and other matters relating to identifying such Third Party and entering into the supply agreement. At such time as the Joint Steering Committee determines to recruit a Third Party, the Joint Steering Committee shall determine whether to designate a Party to take the lead in negotiating and entering into the supply agreement or to allocate such responsibilities between the Parties. If one Party is designated to take the lead in negotiating such agreement, such Party shall provide the other Party with term sheets and substantive agreement drafts during the negotiations (including any proposed execution version) for review and comment and the designated Party shall not enter into any such supply agreement (or any amendment, waiver or other modification thereof) without the written approval of the other Party, which approval shall not be unreasonably withheld. No contractual or other obligations will be entered into vis-à-vis a Third Party and the Joint Steering Committee will not designate nor authorize a Party to enter into such obligations, before such obligations have been financially covered in the Budget.

3.9

Companion Diagnostic and Biomarkers. To the extent that biomarker analysis or a companion diagnostic will be required as per the Research Plan or the Development Plan, the Joint Research Committee or the Joint Steering Committee, as applicable, will consider Biontech’s capabilities for biomarker testing and diagnostic development as well as alternative proposals and will make the decision as to whether Biontech in the sole interest of the applicable Collaboration Product shall be the preferred choice to determine biomarkers and develop a companion diagnostic. If Biontech is selected by the Joint Steering Committee to determine biomarkers and develop a companion diagnostic for the applicable Collaboration Product, Biontech will use Commercially Reasonable Efforts to develop a companion diagnostic to be tested in clinical trials and shall have the exclusive right to manufacture and commercialize such companion diagnostic. The costs incurred by Biontech in developing such a companion diagnostic shall be considered Shared Costs for the purposes of this Agreement and shall be included in the then current Budget. However, any costs incurred or profit obtained during the commercial manufacturing or commercialization of any such companion diagnostic by Biontech shall be incurred and obtained at Biontech’s sole expense and benefit, and shall not be considered Shared Costs nor Shared Profits.

4.	COMMERCIALIZATION

4.1	General. The Parties agree to jointly Commercialize Collaboration Products and share equally all Commercialization expenses (as further defined in the Commercialization Agreement) and Profits.

4.2

Strategy and Commercialization Plans. The Joint Commercialization Committee shall decide on an overall Commercialization strategy (including the overall marketing and pricing strategy), which shall be submitted to the Joint Steering Committee for endorsement. The Parties shall in due time during Phase B but no later than [***] days after the initiation of the first Phase III Clinical Trial, on a Collaboration Product-by-

22 of 85

Execution Version

Collaboration Product basis, agree through the Joint Commercialization Committee on an initial Commercialization Plan, such plan also to be submitted to endorsement to the Joint Steering Committee. Each Party may recommend changes to a Commercialization Plan at any time; provided, however, that such changes shall be effective only upon the approval by the competent Joint Commercialization Committee and the Joint Steering Committee. The Joint Commercialization Committee shall be authorized to execute any activities or decisions with regard to the Commercialization Plan, provided that such activities or decisions are within the latest Commercialization Plan as endorsed by the Joint Steering Committee. The Parties shall instruct their representatives in the Joint Commercialization Committee to use reasonable efforts to reach consensus on matters under the governance and decision-authority of the Joint Commercialization Committee.

4.3

Lead Commercialization Party. At least [***] months prior to the anticipated start of any pivotal trial that may be used for BLA filing to a Regulatory Authority, the Parties will agree as part of the Commercialization Agreement on which Party will become Lead Commercialization Party for which Region. Within the framework of the overall Commercialization strategy, cf. Section 4.2 above, the Lead Commercialization Party shall be responsible for setting-up and operating the distribution network in its Region, including, but not limited to, the following: warehousing and distribution logistics, supply and packaging, invoicing and collection, preparing of marketing materials, handling reimbursement issues as well arranging for medical affairs functions to support the commercial endeavors in such Region. The Lead Commercialization Party shall in addition be responsible for preparing, supervising, implementing and adapting the regional marketing strategy for the relevant Region in compliance with the overall marketing strategy as approved by the competent Joint Commercialization Committee and endorsed by the Joint Steering Committee pursuant to Section 4.2. Regional marketing strategy includes, but is not limited to, key opinion leader development, pre-launch advisory board meetings, primary market research with customers, health economic and reimbursement studies, local customary discounts, local advertising strategy, competitor analysis, un-met need analysis, local product positioning, other promotional strategies (such as sampling, give-away items, PR) and prescribing guideline inclusion. Notwithstanding the above, the Parties agree that Genmab shall book worldwide sales.

4.4

Co-Promotion. Notwithstanding the existence of a Lead Commercialization Party for each Region, both Parties may utilize their sales representatives on a 50/50 basis to co-promote Collaboration Products in any Region pursuant to the provisions of the Commercialization Agreement.

4.5

Commercialization Agreement. The Parties shall negotiate in good faith and enter into a separate global commercialization agreement (the Commercialization Agreement) at least [***] months prior to the anticipated start of any pivotal trial that may be used for BLA filing to a Regulatory Authority, which shall be consistent with the applicable provisions of this Agreement, reflect any mechanism or structure agreed upon by the Joint Steering Committee and shall include customary provisions relating to joint Commercialization, including, among others, the following matters: amendment to and updates of the Commercialization Plan, report and audit rights, co-promotion (including, among others, performance metrics, sales force compensation strategies, division of the

23 of 85

Execution Version

applicable Region between the Parties’ respective sales forces on a 50/50 basis, sales force training), co-branding, marketing, recalls and medical inquiries, commercialization expenses, further details on the calculation of Profits, labeling, public statements and other information concerning the Collaboration Product, liability, indemnification, use of subcontractors and the responsibilities and powers of the Joint Commercialization Committee and the Lead Commercialization Party.

4.6	General Commercialization Obligations. During the Commercialization phase, each Party shall

a.

use its Commercially Reasonable Efforts to Commercialize the Collaboration Products and to perform its respective activities pursuant to the applicable Commercialization Plan and Commercialization Agreement, as applicable, and in accordance with all Applicable Laws, including GxPs;

b.

contribute such personnel, equipment, facilities and other resources as reasonably necessary to perform its obligations under the applicable Commercialization Plan and to achieve efficiently the objectives thereof; and

c.	provide to the other Party such materials, information and other assistance required to be provided under the applicable Commercialization Plan.

4.7

Divestment to Third Party. During a Divestment Process, a Third Party which is interested in licensing or acquiring the Divesting Party’s share of a Collaboration Product may through the Divesting Party approach the Non-Divesting Party in order to attempt to re-negotiate the allocation of Commercialization responsibilities for Regions. The Non-Divesting Party may at its sole discretion enter into, and conduct, such negotiations in good faith.

4.8

Partnership Agreements. If a Collaboration Product is planned by the Joint Commercialization Committee to be Commercialized wholly or partly through Partnership Agreements, unless expressly set forth otherwise in the applicable Commercialization Plan, the following principles shall apply:

a.

Each Party shall use Commercially Reasonable Efforts to identify Third Parties which may be interested in concluding a Partnership Agreement and shall disclose such Third Parties to the other Party for further evaluation and discussion.

b.

Unless otherwise agreed, the Lead Commercialization Party for the Region to which the potential Partnership Agreement pertains shall be responsible for initiating and engaging in discussions with the potential Third Party Collaborator (including without limitation all business and scientific meetings) and for negotiating the respective Partnership Agreement, provided that such Party shall (i) keep the other Party at all times fully informed as to the status of any discussions or negotiations with the potential Third Party Collaborator, (ii) notify the other Party reasonably in advance of any meetings (whether in person, per telephone or otherwise) with the potential Third Party Collaborator and the other Party shall have the right (but not the obligation) to attend and participate in all such meetings, (iii) closely cooperate with the other Party in the preparation and negotiation of the Partnership Agreement (and any term sheets or similar documents relating to such

24 of 85

Execution Version

Partnership Agreement), (iv) promptly provide the other Party with copies of all relevant drafts and mark-ups of the Partnership Agreement (or any term sheets or similar documents relating to such Partnership Agreement) that are exchanged in the course of the negotiations, and (v) consult with the other Party as to the terms of the Partnership Agreement (or any term sheets or similar documents relating to such Partnership Agreement) and incorporate any reasonable suggestions or requirements.

c.	No Partnership Agreement may be concluded without approval of both Parties (such approval not to be unreasonably withheld).

5.	REGULATORY MATTERS

5.1	General

a.

The Joint Steering Committee shall be responsible for the overall regulatory strategy and for overseeing, monitoring and coordinating the actions of the Parties, in particular the design of any pivotal clinical trial intended to support Marketing Approval in the Major Market Countries. Genmab shall be the Lead Regulatory Party for the Territory. Unless otherwise agreed by the Joint Steering Committee, the Lead Regulatory Party shall be responsible for all regulatory actions, communications and filings and submissions to, all applicable Regulatory Authorities with respect to a given Collaboration Product.

b.

Unless otherwise agreed by the Joint Steering Committee, the Lead Regulatory Party shall be named “Sponsor” of the regulatory filing as per 21 CFR 312.3 (Part B) and/or 21 CFR 312.50 or similar rules and regulations with respect to a given Collaboration Product. The Parties will work together to transfer and assign all regulatory documents, contracts, materials and information that relates to a Collaboration Product to the Lead Regulatory Party or its designees to the extent necessary for the Lead Regulatory Party to assume such role.

5.2

Ownership of Marketing Approvals. Unless otherwise proposed by the Joint Steering Committee and agreed to by the Parties, the Lead Regulatory Party shall own all INDs, BLAs and other Marketing Approvals for a Collaboration Product (but, for the avoidance of doubt, all dossiers submitted to any Regulatory Authority and all data and information contained therein shall be jointly owned by the Parties). The Lead Regulatory Party shall promptly license, transfer, provide a letter of reference with respect to, or take other action necessary to make available such Marketing Approvals (including INDs and BLAs) to the other Party as may be reasonably necessary to enable such other Party to fulfill its research, Development and Commercialization obligations or perform its Commercialization rights hereunder.

5.3	Regulatory Coordination

a.

Responsibilities of Lead Regulatory Party. Subject to oversight by the Joint Steering Committee, the Lead Regulatory Party shall oversee, monitor and coordinate all regulatory actions, communications and filings with, and submissions to, all applicable Regulatory Authorities with respect to a Collaboration Product. The Lead Regulatory Party shall also be responsible for interfacing, corresponding

25 of 85

Execution Version

and meeting with the applicable Regulatory Authorities with respect to a Collaboration Product. The Lead Regulatory Party will use its Commercially Reasonable Efforts to include up to two (2) representatives of the other Party in all meetings and material telephone discussions between representatives of the Lead Regulatory Party and such Regulatory Authority related to a Collaboration Product.

b.

Review of Correspondence. The Lead Regulatory Party shall regularly inform the other Party of its current and planned regulatory activities and shall provide the other Party with drafts of any material documents and other material correspondence to be submitted to a Regulatory Authority pertaining to a Collaboration Product, sufficiently in advance of submission so that the other Party may review and comment on such documents or other correspondence and have a reasonable opportunity to influence the substance of such submissions. The Lead Regulatory Party shall promptly provide the other Party with copies of any documents or other correspondence received from or submitted to a Regulatory Authority pertaining to a Collaboration Product.

5.4

Assistance. Each Party shall cooperate with the other Party to provide all reasonable assistance and take all actions reasonably requested by the other Party that are reasonably necessary to enable such Party to comply with any regulatory requirements under Applicable Law with respect to each Collaboration Product, including (a) obtaining and maintaining Marketing Approvals, (b) submitting annual reports, (c) performing pharmacovigilance activities and (d) sharing any relevant regulatory intelligence. Such assistance and actions shall include, among other things, notifying the other Party within [***] hours of any information it receives from a Regulatory Authority which (i) raises any material concerns regarding the safety or efficacy of the Collaboration Product, (ii) indicates or suggests a potential material liability for either Party to Third Parties arising in connection with the Collaboration Product or (iii) is reasonably likely to lead to a recall or market withdrawal of the Collaboration Product.

5.5	Adverse Events relating to Collaboration Products or Unilateral Products

a.

Reporting to Government Authorities. Each Party shall, and shall cause its respective Affiliates to, furnish timely notice as required by Applicable Law (i.e., currently not later than [***] calendar days for deaths and immediately life threatening Adverse Events and not later than [***] calendar days for Serious Adverse Events) to all competent governmental agencies in those parts of the Territory in which it is the Lead Regulatory Party of all Adverse Events identified or suspected with respect to any Collaboration Products administered, distributed, marketed and sold under authority of any IND or Marketing Approval. Each Party shall provide the other Party with all necessary assistance in complying with all Adverse Event reporting requirements established by, or required under, any applicable IND and/or Marketing Approval in the Territory. Accordingly, each Party shall provide the other with timely information, in accordance with the time frames set forth below, on any Serious Adverse Events relating to any Collaboration Product to the extent that such Serious Adverse Events could affect the Marketing Approval for the Collaboration Product, or relate to the safety, efficacy or potency of the Collaboration Product. The Parties agree that with regards to the Unilateral Products, the obligations set forth in this Section 5.5a shall only apply to the Continuing Party.

26 of 85

Execution Version

b.

Reporting to Other Party. Each Party shall, and shall cause its respective Affiliates to, furnish the other Party written notice of all Serious Adverse Events regarding any Collaboration Product reported to such Party or its Affiliates. Each Party shall also use its Commercially Reasonable Efforts to obtain, and to furnish to the other Party hereto, such information reasonably sufficient to permit that other Party to evaluate such Serious Adverse Events of the Collaboration Product, including, but not limited to, information about the affected patients, the circumstances surrounding the Serious Adverse Events, the consequences thereof and the sources of information. Each Party shall retain all documents, reports, studies and other materials relating to any and all such Serious Adverse Events, as the case may be. Upon reasonable written notice, each Party shall permit the other Party hereto to inspect, and to make copies of, all such documents, reports, studies and other materials, subject to all Applicable Laws regarding patient confidentiality, data protection and privacy. The Parties agree that with regards to the Unilateral Products, the obligations set forth in this Section 5.5b shall only apply to the Continuing Party.

c.

Pharmacovigilance Agreement. Without limiting the generality of the foregoing, no later than [***] months prior to the anticipated filing of the first IND for a Collaboration Product, the Parties shall enter into a pharmacovigilance agreement detailing each Party’s pharmacovigilance responsibilities in connection with the Collaboration Product. The pharmacovigilance agreement will prevail in case of discrepancy with the provisions set forth in sub-sections (a) and (b) above with regards to Collaboration Products.

6.	EXCLUSIVITY
[***]

7.	FINANCIAL PROVISIONS

7.1

Upfront Payment. As consideration for entering into this Agreement and contributing Biontech’s Technology and the existing projects to the collaboration hereunder, Genmab shall pay to Biontech the following non-refundable upfront payments:

a.	Ten million US dollars ($10,000,000) within [***] of the Effective Date; and

b.

One million US dollars ($1,000,000) within [***] following agreement by the Parties that at least one of the antibodies in the current available panel as attached hereto in Exhibit 4 targeting [***] that are not covered by the claims in the relevant third party patents identified by the Parties prior to the execution of this Agreement; and

27 of 85

Execution Version

c.

One million US dollars ($1,000,000) within [***] following the conclusion by the Parties that at least one of the [***] in the current available panel as attached hereto in Exhibit 4 is non-agonistic. Agonistic [***] antibodies are defined to be able to activate the [***] signaling by binding to the [***], which is physiologically expressed on T-cells. Agonistic anti-[***] without further need for [***]. For the avoidance of doubt, the decision on which and how many of the antibodies of the panel in Exhibit 4 will be tested for being non-agonistic will be made by the Joint Research Committee.

d.

Three million US dollars ($3,000,000) within [***] following the date on which the Joint Research Committee for the first time and in accordance with Section 2.10 (as documented by the minutes of the Joint Research Committee) selects a Preferred Clinical Candidate which wholly or partly is derived from [***] developed by or on behalf of Biontech; and such Preferred Clinical Candidate is either (i) advanced to a Collaboration Product pursuant to Section 2.10 or a Unilateral Product (whether a Genmab Unilateral Product or a Biontech Unilateral Product) pursuant to Section 2.11; or (ii) successfully Divested to a Third Party. [***]:

[***]

Furthermore, Phase A may lead to the identification of [***] listed in Exhibit 4; these antibodies will likewise qualify for the payment of the three million US dollars according to this Section 7.1d if Biontech demonstrates using flow cytometry that [***].

For the avoidance of doubt, the payment under this Section 7.1d shall not be considered a milestone payment, and shall not become due nor payable upon the achievement of any other milestones set forth in this Agreement, but only upon occurrence of the events set forth in this Section 7.1d.

7.2

FTE Rate. The Parties agree that the mutual annual rate per FTE of either Party who performs research, Development, consultation or support work under any Research or Development Plan is [***]. Commencing upon the [***] anniversary of the Effective Date and upon every anniversary thereafter, the fee will be adjusted in accordance with the percentage change over the applicable annual period in the consumer price inflation in the euro area as measured by the Harmonised Index of Consumer Prices (“HICP”).

7.3	Allocation of Research and Development Costs, Commercialization Costs and Profits. Unless otherwise set forth in this Agreement,

a.

all Research and Development Costs incurred by the Parties in the performance of the Research Plan or any Development Plan as well as all Commercialization costs according to the provisions of the respective Commercialization Plan and/or Commercialization Agreement (collectively the Shared Costs) shall be shared equally by the Parties; and

b.	all Profits received by the Parties from the Commercialization of Collaboration Products shall be accounted for by the Parties and shared equally between them (Shared Profits).

28 of 85

Execution Version

7.4

Control of Shared Costs by Joint Research Committee or Joint Steering Committee or Joint Commercialization Committee. The Parties are obligated to each fund fifty percent (50%) of costs associated with the research and Development of a Collaboration Product and equally share all Commercialization costs. The Parties shall only be entitled to incur Shared Costs which are either (i) set forth in the annual Research Plan, the applicable annual Development Plan or the applicable Commercialization Plan, (ii) have been agreed and approved in advance by the competent Joint Research Committee, Joint Steering Committee or Joint Commercialization Committee, as applicable, or (iii) are in accordance with the Travel Policy. The Joint Steering Committee, if such committee is in place, if not the Joint Research Committee shall review on a quarterly basis the Research and Development Costs and the Commercialization costs, as applicable, against the Budget for such expenses in the applicable calendar year. If in the course of such quarterly review, the Joint Steering Committee determines that the actual amounts incurred for Research and Development Costs or Commercialization costs are likely to be higher than budgeted or if either Party reasonably considers that it is likely to exceed the Budget of any Shared Costs set forth in the applicable Research Plan or Development Plan or Commercialization Plan or approved by the competent Joint Research Committee or Joint Steering Committee or Commercialization Committee, as applicable, it shall promptly notify the competent Joint Research Committee or Joint Steering Committee or Commercialization Committee thereof and shall provide such Joint Research Committee or Joint Steering Committee or Commercialization Committee with details of the additional Shared Costs that it expects to incur and the reason for such increase. The Joint Research Committee or Joint Steering Committee or Commercialization Committee shall then review the information submitted and may, if appropriate, amend the Research Plan or the affected Development Plan or the affected Commercialization Plan for the Collaboration Product to permit such overrun or to reduce such activities such that no overrun is expected. If the Joint Research Committee or Joint Steering Committee or Commercialization Committee does not approve the additional Shared Costs, the requesting Party shall have the right to incur such costs on its own behalf (so that the relevant costs items will not form part of the Shared Costs mechanism agreed hereunder). However, if the budget overrun is due to a delay or an advance in timing as to the planned activities, which activities are in accordance with the Research Plan or the relevant Development Plan or the relevant Commercialization Plan, then such excess Research and Development Costs or Commercialization costs shall be shared equally by the Parties regardless of which Party has incurred such costs. For the avoidance of doubt, if a Joint Steering Committee or Joint Commercialization Committee is in place for a certain Collaboration Product, then all matters set forth in this Section 7.4 pertaining to such Collaboration Product, shall be handled by the such Joint Steering Committee or Commercialization Committee, as applicable, whereas all other matters, if any, pertaining to Shared Costs on Clinical Candidates shall be handled by the Joint Research Committee.

7.5

Financial Representatives. Each Party will appoint a representative (a Financial Representative) with expertise in the areas of accounting, cost allocation, budgeting and financial reporting. Such Financial Representatives shall work under the direction of the Joint Steering Committee and provide services to and consult with the Joint Steering Committee, in order to address the financial, budgetary and accounting issues which arise in connection with the Development Plan or the Commercialization. Each Financial Representative may be replaced at any time by the represented Party by

29 of 85

Execution Version

providing written notice thereof to the other Party. The Financial Representatives will meet at least once each Calendar Quarter or as they or the Joint Steering Committee may agree. The Financial Representatives shall agree upon the timing and agenda for all regular meetings. The location of regularly scheduled meetings shall alternate between the offices of the Parties, unless otherwise agreed. Meetings may be held telephonically or by video conference. One of the Financial Representatives shall record (or cause to have recorded) the minutes of the meeting in writing. Such minutes shall be circulated to the other Financial Representative promptly following the meeting for review, comment and approval. If no comments are received within [***] days of the minutes’ receipt by the other Financial Representative, unless otherwise agreed, they shall be deemed to be approved by such Financial Representative. Following their approval, the minutes shall be provided to each Party’s Alliance Manager. Each Party shall bear its own costs associated with its Financial Representative, including without limitation travel time and travel expenses, preparation for meetings, reading and approving meetings minutes.

7.6

Shared Costs Reports. Following the Effective Date, within [***] calendar days after the end of every Calendar Quarter, each Party’s Financial Representative shall deliver to the competent Joint Research Committee or Joint Steering Committee or Commercialization Committee, as applicable a written report showing in reasonable detail the Shared Costs that it has incurred during such Calendar Quarter. The Shared Costs Reports will be in such form as the Joint Steering Committee may reasonably agree from time to time. Within [***] days of the receipt of both Parties’ Shared Costs Reports, the Joint Steering Committee (or the Party appointed by the Joint Steering Committee) shall provide to each Party one consolidated financial report for the Shared Costs consistent with Collaboration Accounting Principles. The Joint Research Committee or Joint Steering Committee or Commercialization Committee, as applicable shall review such reports and shall determine any compensation amount due by one Party to the other for such Calendar Quarter to reflect the equal sharing agreed under Section 7.3a. The Party entitled to any such compensation amount shall invoice the relevant compensation amount (plus any value-added tax, if applicable) to the other Party. Invoices are payable within [***] days after receipt. Notwithstanding the procedure described in this Section 7.6above, the Parties agree that during Phase A, each Party will no later than twenty-eight (28) calendar days after the end of every Calendar Quarter automatically issue and send to the other Party an invoice corresponding to fifty percent (50%) of the costs incurred by the invoicing Party, provided that such incurred costs are in accordance with the activities approved by the Joint Research Committee as set forth in Section 7.4.

7.7

Profit Reports and Payment. The Parties shall mutually agree, through the Joint Steering Committee, a mechanism or structure under which they will share equally (50:50) in all Shared Profits created by each Collaboration Product. In reaching this agreement the Parties shall also define and mutually agree, through the Joint Steering Committee, the appropriate arrangements for making reports and payments between the Parties.

30 of 85

Execution Version

7.8	Audit.

a.

Shared Costs and Shared Profits Records. For so long as any research, Development and/or Commercialization activities are conducted hereunder and for a period of [***] years thereafter, each Party shall keep and maintain, and shall require its Affiliates to keep and maintain, accurate and complete cost records of activities performed by each such Party (including Shared Costs and Shared Profits incurred and FTEs utilized) in connection with its research, Development and Commercialization activities hereunder. Not more than once per calendar year, each Party shall have the right to engage an independent certified public accounting firm of internationally recognized standing and reasonably acceptable to the other Party, which shall have the right to examine in confidence the relevant books, records or other relevant reports, of such other Party and its respective Affiliates as may be reasonably necessary to determine and/or verify the accuracy of the reports submitted to the Joint Steering Committee, Joint Research Committee or Commercialization Committee, as applicable, in connection with the performance of a Party’s Development obligations and Commercialization rights hereunder.

b.

Audit Procedure. Such examination shall be conducted, and each Party shall make its records available, during normal business hours, after at least [***] days prior written notice shall have been provided by the other Party, as applicable, and shall take place at the facility(ies) where such records are maintained. Each such examination shall be limited to pertinent books, records and reports for any year ending not more than [***] months prior to the date of request; provided, that, no Party shall be permitted to audit the same period of time more than once. Before permitting such independent accounting firm to have access to such books and records, the non-requesting Party may require such independent accounting firm and its personnel involved in such audit to sign a confidentiality agreement (in form and substance reasonably acceptable to such Party) as to any confidential information which is to be provided to such accounting firm or to which such accounting firm will have access while conducting the audit under this paragraph. The accounting firm shall provide both Biontech and Genmab with a written report stating whether the reports submitted by Biontech or Genmab, as applicable, are correct or incorrect and the specific details concerning any discrepancies. Such accounting firm may not reveal to the other Party any information learned in the course of such audit other than the amount of any such discrepancies. Each Party agrees that all such information shall be Confidential Information of the other Party and further agrees to hold in strict confidence all information disclosed to it in accordance with Section 11.

c.

Cost of Audit. The Party initiating such audit shall bear the full cost of such audit unless such audit discloses that the actual expenses incurred in the conduct of the other Party’s obligations under the Research Plan or a Development Plan, as applicable, are lower than that reported by such Party by [***] percent ([***]%) or more, in which case the other Party shall reimburse the initiating Party for all costs incurred by the initiating Party in connection with such audit. Furthermore, the amount in excess of the actual expenses shall be deducted from the Shared Costs reported by that Party and reconciled between the Parties.

31 of 85

Execution Version

7.9

Dispute Resolution. In the event of any dispute between the Parties in relation to the determination of Shared Costs or Shared Profits or either Party’s share in the Shared Costs or Shared Profits, the Parties shall appoint an international firm of independent certified accountants as Third Party expert to decide on the issue in dispute (and if the Parties cannot agree on such expert, each party shall appoint one accounting firm and both accounting firms so appointed shall select the relevant expert). The Third Party expert shall be entitled to request any information and documents from either Party that it deems relevant for rendering its decision, and each Party shall be obliged to provide such information and documents as quickly as possible. Prior to rendering a decision, the Third Party expert shall provide each Party with reasonable opportunity to comment on its preliminary findings. The decision of the Third Party expert shall be final and binding upon both Parties. The costs of the Third Party expert shall be borne by the losing Party or, if the Third Party expert does not fully confirm either Parties view, shall be shared on a pro rata basis between the Parties as reasonably determined by the Third Party expert.

7.10

General Payment Terms. All payments under this Agreement shall be made in United States Dollars (except for any FTE costs to be reimbursed by one Party to the other hereunder under the cost sharing mechanism which shall be made in Euro) and are exclusive of applicable statutory value-added tax (VAT), if any, which shall be listed separately on each invoice. Each payment under this Agreement shall be made by electronic transfer in immediately available funds via bank wire transfer to such bank account as the respective Party shall designate in writing to the other Party. All amounts accruing in a currency other than United States Dollars or Euro, as applicable, will be expressed in such currency and converted to United States Dollars or Euro, as applicable, using the exchange rate mechanism generally applied by such Party, provided that such mechanism is in compliance with IFRS. The conversion calculations will be provided in any statement reporting converted amounts. Any undisputed payments or portions thereof due hereunder which are not paid on the date such payments are due under this Agreement will bear interest at a rate equal to five (5) percent points above the then-applicable base lending rate of the European Central Bank, or (b) the maximum rate permitted by law, calculated on the number of days such payment is delinquent, compounded monthly using a three hundred sixty five (365) day year.

7.11

Tax Matters. Except as otherwise provided below, all amounts due from any paying Party to any receiving Party under this Agreement are gross amounts. The paying Party shall be entitled to deduct the amount of any withholding taxes payable or required to be withheld by it, its Affiliates, licensees, or Sublicensees (as applicable) to the extent such paying Party, its Affiliates, licensees, or Sublicensees (as applicable) actually pay such withheld amounts to the appropriate governmental authority on behalf of the receiving Party. The paying Party shall use Commercially Reasonable Efforts to minimize any such taxes, levies or charges required to be withheld on behalf of the receiving Party. The paying Party promptly shall deliver to the receiving Party proof of payment of all such taxes, levies and other charges, together with copies of all communications from or with such governmental authority with respect thereto, and shall cooperate with the receiving Party in seeking any related tax credits that may be available to the receiving Party with respect thereto.

32 of 85

Execution Version

8.	GOVERNANCE

8.1

Alliance Managers. Each Party shall appoint a person to coordinate its part of the activities under this Agreement (Alliance Manager). The Alliance Managers shall be the primary contacts between the Parties with respect to all activities performed under this Agreement and shall be responsible for overseeing the operation of the collaboration and the organization of the committees. The Alliance Managers will meet in person or per telephone or video conference as necessary to fully comply with their responsibilities. They shall report to the Joint Research Committees and Joint Steering Committee. Either Party may change its Alliance Manager upon written notice to the other Party. The Alliance Managers shall have no authority to amend or modify the terms and conditions of the Research Plan, any Development Plan or of this Agreement.

8.2

Joint Research Committee. Within [***] days following the Effective Date, the Parties shall establish a joint research committee (Joint Research Committee). The Joint Research Committee shall have a total of up to [***] members. Up to [***] members of the Joint Research Committee shall be appointed by Genmab, and up to [***] members of the Joint Research Committee shall be appointed by Biontech. Each Joint Research Committee member shall have sufficient authority to ensure acceptance and execution of Joint Research Committee decisions within its organization. Each Party may appoint substitutes or alternates for its Joint Research Committee members at any time by written notice the other Party. The Parties may mutually agree to change the size of the Joint Research Committee at any time. The Joint Research Committee shall be established for the entire term of Phase A as set forth in Section 2.5. For the avoidance of doubt, the Joint Research Committee may co-exist with one or several Joint Steering Committees.

a.

Responsibilities of the Joint Research Committee. The Joint Research Committee shall be responsible for directing, coordinating and supervising the research and development activities of the Parties during Phase A. In particular, the Joint Research Committee shall

(i)	review and endorse the initial Research Plan proposed by the Parties according to Section 2.2;

(ii)	review and update the Research Plan on an ongoing basis as set forth in Section 2.2,

(iii)	receive regular reports from each Party’s Alliance Manager on, and monitor, the conduct, progress and results of each Party’s activities under the Research Plan,

(iv)	agree in advance, review and approve the Shared Costs that the Parties are entitled to incur in Phase A,

(v)	resolve any issues referred to it by the Parties in accordance with Section 17.9.

33 of 85

Execution Version

b.

Meetings of the Joint Research Committee. Meetings of the Joint Research Committee shall be scheduled from time to time by mutual agreement of the Parties or upon request of one Party, but in no event less than once every [***] months. The meetings may be held in person, per telephone or video conference. The chair shall alternate at [***] month intervals between representatives of each Party, starting with a Genmab representative as the chair. The Alliance Manager of the Party hosting any Joint Research Committee meeting shall attend the meeting and record the minutes of the meeting in writing. Such minutes shall be circulated to the other Party’s Alliance Manager no later than [***] calendar days following the meeting for review, comment and approval of the other Party. If no comments are received within [***] calendar days of the receipt of the minutes by a Party, unless otherwise agreed, they shall be deemed to be approved by such Party. Furthermore, if the Parties are unable to reach agreement on the minutes within [***] calendar days of the applicable meeting, the sections of the minutes that have been mutually agreed between the Parties by that date shall be deemed approved and, in addition, each Party shall record in the same document its own version of those sections of the minutes on which the Parties were not able to agree.

c.

Decisions of the Joint Research Committee. A quorum of at least [***] Joint Research Committee member appointed by each Party shall be present at or shall otherwise participate in each Joint Research Committee meeting. Each Party has one vote in the decisions of the Joint Research Committee. Decisions of the Joint Research Committee shall be unanimous. If the members of the Joint Research Committee cannot agree on a particular issue, the issue shall be escalated pursuant to Section 17.9. The Joint Research Committee shall have no authority to amend or modify the terms and conditions of this Agreement.

8.3

Joint Steering Committee. No later than [***] days after the first initiation of Phase B for a Collaboration Product (as documented in the minutes of the Joint Research Committee), the Parties shall establish a joint steering committee (Joint Steering Committee) having a total of up to [***] members which shall have sufficient authority to ensure acceptance and execution of Joint Steering Committee decisions within its organization. Up to [***] members of the Joint Steering Committee shall be appointed by Genmab, and up to [***] members of the Joint Steering Committee shall be appointed by Biontech. Each Party may appoint substitutes or alternates for its Joint Steering Committee members at any time by written notice the other Party. The Parties may mutually agree to change the size of the Joint Steering Committee at any time.

a.

Responsibilities of Joint Steering Committee. The Steering Committee shall be responsible for directing, coordinating and supervising the research and Development activities of the Parties during Phase B. In particular, the Joint Steering Committee shall

(i)	review and approve strategies for the Development of each Collaboration Product;

(ii)	review and endorse the initial Development Plan and Budget proposed by the Parties according to Section 3.2;

(iii)	review and agree the Development Plan as proposed by the Joint Development Team, including the Budget for a Collaboration Product and authorize necessary updates or amendments thereto;

34 of 85

Execution Version

(iv)	receive regular reports from the Joint Development Team on, and monitor, the conduct, progress and results of each Party’s activities under the applicable Development Plan;

(v)	agree in advance, review on a quarterly basis and approve the Shared Costs that the Parties are entitled to incur in Phase B;

(vi)

review and approve the regulatory strategies for each Collaboration Product in the Territory, including design of the pivotal studies that are intended to support Marketing Approval in such territories and ensuring that such strategies are compatible;

(vii)	review and discuss the goals and strategy for the manufacture of the Collaboration Product;

(viii)	approve protocols for, and prioritization of, clinical trials and indications for the Collaboration Product;

(ix)	review and approve the regulatory strategies for the Collaboration Product in the Territory;

(x)

review and endorse the goals and strategy for the Commercialization of the Collaboration Product as submitted by the Joint Commercialization Committee and approve an initial Commercialization Plan for the Collaboration Product as well as oversee the Joint Commercialization Committee, once such is established;

(xi)	review and endorse the overall IP strategy as prepared by the Joint IP Committee;

(xii)	oversee and handle a Joint Divestment Process as set forth in Section 15.9;

(xiii)	oversee the Joint Development Team and all subcommittees, if any, as deemed necessary;

(xiv)	serve as the forum for the settlement of disputes or disagreements that are unresolved by the Joint Development Team or any of the subcommittees;

(xv)	approve the Collaboration Accounting Policies and the Travel Policy;

(xvi)	resolve any issues referred to it by the Parties in accordance with Section 17.9, and

(xvii)	review the various possibilities and decide upon the nomination of a company for the development of companion diagnostics, if any.

b.	For the avoidance of doubt, the Joint Steering Committee shall have no responsibilities with respect to any Unilateral Products.

35 of 85

Execution Version

c.

Subcommittees. The Joint Steering Committee may, from time to time, establish subcommittees not already dealt with pursuant to this Agreement. The Joint Steering Committee may determine the charter, composition and other provisions relating to any such subcommittee in its discretion.

d.

Role after End of Development and Commercialization. The Joint Steering Committee shall continue to operate after the end of all Development and/or Commercialization activities for the last Collaboration Product to the extent needed in order to deal with any subsequent issues. Following the end of such Development and/or Commercialization, the Joint Steering Committee shall however not be obliged to convene at the times stipulated above, but merely when needed in order to address the issues at hand. Once the Joint Steering Committee unanimously decides that its responsibilities have been exhausted, then the Joint Steering Committee may dissolve itself.

e.	Meetings and Decisions of the Joint Steering Committee. Sections 8.2b and 8.2c shall apply mutatis mutandis to the Joint Steering Committee.

8.4

Joint Development Team. Concurrently with the establishment of the Joint Steering Committee or as soon as possible after an additional Collaboration Product has been selected by the Joint Research Committee pursuant to Section 2.10, as applicable, on a Collaboration Product-by-Collaboration Product basis, the Parties shall – on a project level – establish a joint development team, to coordinate and implement all activities for the Development of a Collaboration Product according to the Joint Development Plan (the Joint Development Team). One representative from each Party shall be designated as that Party’s Development Project Manager to act as the primary Joint Development Team contact for that Party. The Joint Development Team shall consist of such number of representatives of each Party as are reasonably necessary to accomplish the goals of the Joint Development Team hereunder. Either Party may replace any or all of its representatives at any time upon notice to the other Party

a.	Joint Development Team Responsibilities. The Joint Development Team shall perform the following functions:

(i)	oversee and manage the work under, monitor the progress of, and implement the Development Plan, including compliance with budget and timelines;

(ii)	develop an overall strategy and detailed plans for the Development of Collaboration Product for review by the Joint Steering Committee;

(iii)

formulate any changes to the Development Plan (including allocation of Development activities between the Parties) and the budget for review and approval by the Joint Steering Committee, such plan to always take into account the potential Development scenarios in the [***] year Development of the Collaboration Product, even to the extent such Development scenarios extend beyond completion of the first Phase I/II Clinical Trial;

(iv)

make recommendations for further Development of the Collaboration Product, including Development of the Collaboration Product for indications that are not contemplated in the then current Development Plan;

(v)	review forecasts of clinical supplies requirements for Development, review the supply of Collaboration Product for Development;

36 of 85

Execution Version

(vi)	discuss and exchange information regarding the conduct of ongoing clinical trials;

(vii)

exchange information regarding the Collaboration Product and facilitate cooperation and coordination between the Parties relating to the Development of the Collaboration Product as they exercise their respective rights and meet their respective obligations under the Development Plan and this Agreement;

(viii)	provide status updates to the Joint Steering Committee regarding Development activities; and

(ix)	perform such other functions as appropriate to further the purposes of this Agreement as determined by the Parties.

b.

Meetings and Decisions of the Joint Development Team. Sections 8.2b and 8.2c shall apply mutatis mutandis to the Joint Development Team, except for the fact that it is not the Alliance Manager, but instead the Development Project Manager of the current Party in the chair of the Joint Development Team that shall record the minutes of the meeting in writing. Also, in the event that the Joint Development Team members do not reach consensus with respect to a matter that is within the purview of the Joint Development Team within [***] calendar days after they have met and attempted to reach such consensus, such matter shall be presented to the Joint Steering Committee for resolution.

c.

Duration of Joint Development Team Operations. The Joint Development Team will be in existence commencing upon its date of formation and shall continue in existence until the date on which both Parties have completed all their activities as provided for in the Development Plan, unless the Joint Steering Committee agrees to extend the term further.

8.5

Joint Commercialization Committee. The Parties shall in due time during Phase B but no later than thirty (30) days after initiation of the first Phase III Clinical Trial with respect to a Collaboration Product, establish a joint commercialization committee (Joint Commercialization Committee). The Joint Commercialization Committee shall have a total of up to [***] members. Up to [***] members of a Joint Commercialization Committee shall be appointed by Genmab, and up to [***] members of a Joint Commercialization Committee shall be appointed by Biontech. Each Joint Commercialization Committee member shall have sufficient authority to ensure acceptance and execution of Joint Commercialization Committee decisions within its organization. Each Party may appoint substitutes or alternates for its Joint Commercialization Committee members at any time by written notice the other Party. The Parties may mutually agree to change the size of the Joint Commercialization Committee at any time.

a.

Responsibilities of Joint Commercialization Committee. The Joint Commercialization Committee shall be responsible for coordinating and supervising the Commercialization of the respective Collaboration Product. In particular, the Joint Commercialization Committee shall

37 of 85

Execution Version

(i)	review and approve the Commercialization Plan and authorize necessary updates or amendments thereto,

(ii)	agree on the overall strategy for Commercialization of a Collaboration Product, including but not limited to pricing and marketing matters,

(iii)	review and approve the Shared Profits reported by the Parties in accordance with Section 7.7, and

(iv)	resolve any issues referred to it by the Parties in accordance with Section 17.9.

b.	For the avoidance of doubt, the Joint Commercialization Committee shall have no responsibilities with respect to any Unilateral Products.

c.	Meetings and Decisions of the Joint Commercialization Committee. Sections 8.2b and 8.2c) shall apply mutatis mutandis to the Joint Commercialization Committee.

8.6

Costs. Each Party shall bear its own costs associated with its own personnel, the preparation for, holding of, and participation in any meetings under this Section 8, travel time, travel expenses and other expenses relating to Alliance Managers, Joint Research Committee, Joint Steering Committee, Joint Development Team and Joint Commercialization Committee meetings as well as the writing, reading and approving of minutes from such committee meetings.

9.	INTELLECTUAL PROPERTY

9.1	Ownership

a.

Ownership of [***] Technology and [***] Technology. Genmab shall during the Term of this Agreement and thereafter exclusively own all right, title and interest in and to the [***] Technology. Biontech shall during the Term of this Agreement and thereafter exclusively own all right, title and interest in and to the [***] Technology.

b.

Disclosure of Program Inventions. Each Party shall promptly disclose to the other Party the making, conception or reduction to practice of any inventions directly arising out of activities conducted under this Agreement or the Prior Agreement (Program Inventions).

c.	Ownership of [***] Inventions. All right, title and interest in all Program Inventions shall be owned as follows:

(i)	Except as set forth in subsections (ii) and (iii) below, Genmab and Biontech shall jointly own all [***] Inventions (Collaboration IP).

(ii)

Genmab shall own all [***] Inventions that are not [***] and that are invented solely or jointly by employees, agents or consultants of Genmab and/or Biontech and solely relate to the [***] Technology ([***] Improvement Technology). To the extent that any such Program Inventions relating solely to the [***] Technology shall have been invented by Biontech and/or are owned by Biontech, Biontech hereby assigns all of its right, title and interest therein to Genmab.

38 of 85

Execution Version

(iii)

Biontech shall own all [***] Inventions that are not [***] and that are invented solely or jointly by employees, agents or consultants of Genmab and/or Biontech and solely relate to the [***] Technology ([***] Improvement Technology). To the extent that any Program Inventions relating solely to the [***] Technology shall have been invented by Genmab and/or are owned by Genmab, Genmab hereby assigns all of its right, title and interest therein to Biontech.

d.

Terms of Joint Ownership. The Collaboration IP shall, subject to the terms and conditions of this Agreement, be equally and undividedly owned by the Parties, but a Party cannot exploit or transfer its interest in the Collaboration IP, unless specifically permitted under this Agreement or otherwise agreed in writing. A Party shall not assign, mortgage, sell or otherwise transfer or dispose of any of its right, title or interest in any Collaboration IP without the other Party’s prior written consent (not to be unreasonably withheld or delayed), save that such consent shall not be required in respect of any transfer to: (a) an Affiliate of the Party; or (b) a Third Party successor or purchaser of all or substantially all of its business or assets to which the Agreement relates, whether in a merger, sale of stock, sale of assets or other similar transaction; or (c) a Third Party that through a Divestment Process pursuant to the Agreement acquires, by purchase or license, rights to further develop or commercialize the related Collaboration Product; provided that, in each case, any such transfer shall be made subject to the license granted to the other Party pursuant to the Agreement, as applicable, and that the Affiliate or Third Party, as applicable, agrees, by written notice to the other Party, to be bound by the terms of such license and all other terms of this Agreement to the extent that such terms are applicable to the assigned Collaboration IP. Nothing herein shall entitle a Party to take any other action under the Collaboration IP other than explicitly permitted in the Agreement, and the other Party is entitled to oppose any exploitation of the Collaboration IP falling outside the scope of the Agreement. Notwithstanding the above, the Parties may have an interest in using the Collaboration IP outside the collaboration in combination with its own products such as for Biontech RNA vaccines, TLR ligands and/or cell therapies. Upon the request of a Party, the Joint Steering Committee or Joint Research Committee, if no Joint Steering Committee is in place, shall arrange for negotiations in good faith of a license under the Collaboration IP for such purposes on reasonable terms.

e.

Filing of Patent Applications. Unless otherwise agreed by the Joint IP Committee, any patent application disclosing, covering or claiming Collaboration IP shall not be filed until the respective Clinical Candidate has been selected as a Collaboration Product.

f.

Assignment of Collaboration IP following Completion of a Divestment Process. If a Non-Divesting Party is successful in negotiating an acquisition of the Divesting Party’s share of a Collaboration Product by the Non-Divesting Party in accordance with Section 15, then the Non-Divesting Party shall be the sole owner going forward of the Collaboration IP related to such acquired Collaboration Product and the

39 of 85

Execution Version

Divesting Party shall arrange for the transfer of (i) all of its rights, title and interest in any such Collaboration IP, and (ii) all substantive documentation pertaining to such former Collaboration Product, if any. Following assignment of the applicable Collaboration IP to the Non-Divesting Party (the Assigned Patents), the Non-Divesting Party shall be solely responsible for the further preparation, filing, prosecution and maintenance of any Assigned Patents at its own costs. The Divesting Party may negotiate in good faith licenses to use the Assigned Patents outside of the collaboration hereunder; the last two sentences of Section 9.1d shall apply mutatis mutandis. Should the Continuing Party decide not to file or to abandon or let lapse an Assigned Patent regarding such Unilateral Product, the Continuing Party shall notify the Opt-Out Party of such decision at least [***] calendar days prior to the expiration of any deadline relating to such activities, and the Opt-Out Party shall thereafter have the right, but not the obligation, to assume responsibility for filing, prosecuting and maintaining such Assigned Patent, at its sole expense. If the Opt-Out Party does elect to pursue such filing, prosecution or maintenance of such Assigned Patent, then it shall notify the Continuing Party of such election, and the Continuing Party shall execute such documents of transfer or assignment and perform such acts as may be reasonably necessary to preserve and transfer to the Opt-Out Party free of charge all its right, title and interest to any such Assigned Patent in such country. Biontech agrees and acknowledges that Genmab shall remain the sole owner of the DuoBody Platform and the Inert Format Technology, and that any activities by Biontech as the Non-Divesting Party under this Section 9.1f that pertains to the DuoBody Platform and/or the Inert Format Technology shall at all times be subject to Genmab’s prior consultation, review and written consent, such consent not to be unreasonably withheld.

g.

Divestment to a Third Party. If the Divesting Party’s share of a Collaboration Product is divested to a Third Party following a successful completion of a Divestment Process, the Non-Divesting Party will, unless otherwise agreed with the Third Party, be the Lead IP Party (as defined below) for any Collaboration IP going forward.

h.

Assignment of Collaboration IP for Unilateral Products. In case of an opt-out pursuant to Section 14, the Continuing Party shall be the sole owner of Collaboration IP solely related to the relevant Unilateral Product. Such Collaboration IP shall be regarded as Assigned Patents and Section 9.1f shall apply mutatis mutandis to such Collaboration IP. Biontech agrees and acknowledges that Genmab shall remain the sole owner of the DuoBody Platform and the [***] Technology, and that any activities by Biontech as the Continuing Party under this Section 9.1h that pertains to the DuoBody Platform and/or the [***] Technology shall at all times be subject to Genmab’s prior consultation, review and written consent, such consent not to be unreasonably withheld.

i.

Ceased Products. With regards to Collaboration IP on Ceased Product(s), provided that such Ceased Product(s) have not previously been a Collaboration Product for which Development has been ceased, the Parties agree to [***]

40 of 85

Execution Version

9.2

License to Genmab. For the purpose of the Research under Phase A and subsequently on a Collaboration Product-by-Collaboration Product basis and subject to the terms of this Agreement, Biontech hereby grants Genmab a worldwide, co-exclusive (with Biontech and subject to the exclusivities set forth in Section 6), royalty-free license, including the right to sublicense in the course of subcontracting (as approved by the Joint Steering Committee), under the Biontech Technology to (a) perform its obligations hereunder with respect to activities under the Research Plan and each Collaboration Product in accordance with the relevant Development Plan, (b) to conclude Partnership Agreements in accordance with the procedures set forth in Section 4.7 and (c) to research, Develop, have Developed, make, have made, import, use, offer for sale, have sold and sell such Collaboration Product within the Field in the Territory. The license for a Collaboration Product shall continue, on a country-by-country basis, for so long as there are Development or Commercialization activities contemplated. Biontech hereby agrees and acknowledges that Genmab has granted a sublicense for the purpose of performing the Research Plan and further Development activities to its wholly owned subsidiary, Genmab B.V., the Netherlands.

9.3

License to Biontech. For the purpose of the Research under Phase A and subsequently on a Collaboration Product-by-Collaboration Product basis and subject to the terms of this Agreement, Genmab hereby grants to Biontech a worldwide, co-exclusive (with Genmab and subject to the exclusivities set forth in Section 6), royalty-free license, including the right to sublicense in the course of subcontracting (as approved by the Joint Steering Committee), under the Genmab Technology to (a) perform its obligations hereunder with respect to activities under the Research Plan and each Collaboration Product in accordance with the relevant Development Plan, (b) to conclude Partnership Agreements in accordance with the procedures set forth in Section 4.7 and (c) to research, Develop, have Developed, make, have made, import, use, offer for sale, have sold and sell such Collaboration Product within the Field in the Territory. The license for a Collaboration Product shall continue, on a country-by-country basis, for so long as there are Development or Commercialization activities contemplated. The licenses granted to Biontech under this Section 9.3 with regards to the DuoBody Platform are only granted for the [***]. Use of other [***] under the DuoBody Platform can only take place upon Genmab’s prior written consent. The license granted under the Inert Format Technology is to the embodiment wherein the [***]

9.4

No Further Rights. This Agreement shall not be construed to convey any right or license to Biontech to use and/or exploit the Genmab Technology or to Genmab to use and/or exploit the Biontech Technology except as specifically stipulated in this Agreement.

9.5	Joint IP Committee.

a.

Within [***] days of the Effective Date, the Parties shall establish a joint IP committee (the Joint IP Committee). The Joint IP Committee shall have a total of [***] members. [***] members of the Joint IP Committee shall be appointed by Genmab, and [***] members of the Joint IP Committee shall be appointed by Biontech. Each Joint IP Committee member shall have sufficient authority to ensure acceptance and execution of Joint IP Committee decisions within its organization. Each Party may appoint substitutes or alternates for its Joint IP Committee members at any time by written notice the other Party. The Parties may mutually agree to change the size of the Joint IP Committee at any time.

41 of 85

Execution Version

b.

The Joint IP Committee shall convene with no less than [***] weeks’ notice unless shorter notice is required under the circumstances, for example in order to allow the Lead IP Party necessary time to act towards the authorities. The Joint IP Committee shall hold meetings at least [***] times per year, or as otherwise agreed in writing between the Parties. Unless otherwise agreed in writing, such meetings shall alternate between a location selected by Genmab and a location selected by Biontech or take place via telephone or video conference or such other means as may be agreed in writing between the Parties. The meetings shall be prepared and convened by the chairman of the Joint IP Committee. The chair shall alternate at [***] month intervals between representatives of each Party, starting with a Genmab representative as the chair. Within [***] of every meeting, the chairman shall prepare and send minutes of the meeting to the other members of the Joint IP Committee. The minutes shall be considered as approved by the members of the Joint IP Committee, unless the chairman has received objections and/or comments to the minutes within [***] after the minutes have been sent to the members of the Joint IP Committee. With respect to the decisions of the Joint IP Committee and costs, Sections 8.2c and 8.6 shall apply mutatis mutandis.

c.

The Joint IP Committee shall prepare an overall IP strategy for all Collaboration IP to be endorsed by the Joint Steering Committee. In particular, the Joint IP Committee shall discuss and decide on all material issues pertaining to the governance of the Collaboration IP, including, but not limited to, the filing, prosecution, maintenance, defense and/or enforcement of the Collaboration IP, and shall agree on the IP Budget related thereto in accordance with the procedures set forth in Section 9.6d.

d.

The decisions of the Joint IP Committee shall be binding on the Parties to the extent they pertain to the overall IP strategy and the governance of the Collaboration IP. In all other respects, the Joint IP Committee may make recommendations which shall not be binding on the Parties, but the Parties shall take due account of these recommendations when performing their rights and obligations set forth in this Agreement.

9.6	Lead IP Party

a.

Designation of Lead IP Party. The Parties agree that it is appropriate to designate one of the Parties to be responsible for (i) implementing the decisions of the Joint IP Committee, (ii) taking emergency measures in order to prosecute, maintain and defend the Collaboration IP , provided that such measures are of a preliminary nature where possible and shall be reviewed and approved by the Joint IP Committee without undue delay, and (iii) to act as the common representative towards the applicable authorities (such Party to be referred to as the Lead IP Party). The Joint IP Committee shall appoint a Lead IP Party for each Program Invention which is part of the Collaboration IP, taking into consideration the capabilities of each Party’s IP department and each Party’s specific expertise with respect to the relevant Program Invention.

42 of 85

Execution Version

b.

Power of Attorney. The Lead IP Party is hereby granted by the other Party (the Non-Lead Party) a power of attorney to conduct all such acts which rest with the Lead IP Party as specified in these terms. The Lead IP Party is only authorized to act within the frames of the overall IP strategy as adopted by the Joint IP Committee and all other decisions of the Joint IP Committee pertaining to the governance of the Collaboration IP. Unless otherwise agreed in writing, the Lead IP Party shall be responsible during the Term of the Agreement.

c.

Responsibilities of the Lead IP Party. The Lead IP Party shall – within the scope of its appointment by the Joint IP Committee – be responsible for the preparation, filing, prosecution and/or maintenance of Joint Patents and/or, if applicable, any other Collaboration IP in accordance with the decisions of the Joint IP Committee and subject always to Section 9.8c. In particular, the Lead IP Party shall, in each case in accordance with the decisions of the Joint IP Committee:

(i)

prepare and file applications, including without limitation divisional applications, continuation applications, continuation-in-part applications, and RCEs, relating to the Collaboration IP, including without limitation any Joint Patents, with applicable intellectual property office(s) or authority(ies);

(ii)

maintain Joint Patents and/or, if applicable, any other Collaboration IP, including without limitation taking such steps as may be reasonably necessary to ensure possible patent term extensions, renewals, supplementary protection certificates etc. in respect of Joint Patents;

(iii)	prosecute Joint Patents and/or, if applicable, any other Collaboration IP with national and/or regional intellectual property offices, including appeal to the courts, and prosecution hereof;

(iv)

coordinate the payment of maintenance fees and other official fees or costs with national and/or regional intellectual property offices in respect of Joint Patents and/or, if applicable, any other Collaboration IP, and ensure that all maintenance fees are paid promptly when due, unless otherwise agreed in writing between the Parties; and

(v)

provide the Joint IP Committee with all material information, and copies of material correspondence to and from patent/intellectual property offices and external patent attorneys and agents, pertaining to the filing, prosecution and maintenance of the Joint Patents and/or, if applicable, any other Collaboration IP, for review and approval. All patent filings have to be submitted to the Joint IP Committee as soon as possible before the filing date, if possible.

d.

IP Budget. The Lead IP Party shall prepare (and continuously update as appropriate) a yearly budget for implementation of the overall IP strategy and the governance of the Collaboration IP (hereinafter, the IP Budget). The IP Budget shall be sent to the Joint IP Committee in due time to enable the Joint IP Committee to discuss and agree on the IP Budget for the coming calendar year at a meeting that shall take place at least [***] months before the end of the previous year.

43 of 85

Execution Version

e.

The Parties agree to act in good faith toward each other and to cooperate fully with each other in relation to the filing, prosecution and maintenance of the Joint Patents and/or, if applicable, any other Collaboration IP taking into consideration that both Parties have ownership interests in such intellectual property rights. In case of a dispute, the matter shall be referred to the Joint IP Committee, which in turn shall refer any unresolved matter to the Joint Steering Committee. In case actions need to be taken during such dispute period to prevent Joint Patents from going abandoned, the Lead IP Party shall have final decision-making authority taking into due account the dispute and making efforts to keep status quo to the extent possible.

f.

Assistance. The Non-Lead Party shall, as reasonably requested by the Lead IP Party, assist the Lead IP Party and the Lead IP Party’s external patent counsel (if applicable) in the preparation, filing, prosecution and/or maintenance of Joint Patents and/or, if applicable, any other Collaboration IP, and the Parties shall cooperate with one another jointly to maintain the Joint Patents and/or, if applicable, any other Collaboration IP in force. The Parties shall perform such acts, execute such further instruments, documents or certificates, and provide such cooperation and assistance as may be reasonably requested by the other Party in order to give effect to the terms of Section 9.6. Such assistance shall be deemed Shared Costs for the purposes of this Agreement.

9.7

Inventor Compensation. Each Party shall be responsible for payment of any consideration which it is required to pay to its employees or independent consultants or subcontractors as compensation for the assignment of rights to any Program Invention according to the legal provisions applicable in the relevant country and/or a contractual obligation.

9.8	Patent Prosecution and Maintenance

a.

Biontech Patents. Biontech shall be solely responsible for and shall solely control the preparation, filing, prosecution, grant, maintenance and defense of all Biontech Patents excluding Biontech’s share in Joint Patents. Biontech shall, at its sole expense, prepare, file, prosecute and maintain such Biontech Patents in good faith consistent with its customary patent policy and its reasonable business judgment, and shall consider in good faith the interests of Genmab in so doing.

b.

Genmab Patents. Genmab shall be solely responsible for and shall solely control the preparation, filing, prosecution, grant, maintenance and defense of all Genmab Patents excluding Genmab’s share in Joint Patents. Genmab shall, at its sole expense, prepare, file, prosecute and maintain such Genmab Patents in good faith consistent with its customary patent policy and its reasonable business judgment, and shall consider in good faith the interests of Biontech in so doing.

c.

Collaboration IP. The Parties shall be jointly responsible and shall jointly control the preparation, filing, prosecution, grant, maintenance and defense of all Joint Patents and/or, if applicable, any other Collaboration IP, through the Joint IP Committee and the Lead IP Party, in accordance with the provisions of Section 9.5 and Section 9.6. Unless otherwise agreed upon in writing between the Parties, any application for a Joint Patent and/or, if applicable, any other Collaboration IP shall be filed under the name of both Parties.

44 of 85

Execution Version

d.

Common Interest Disclosures. With regard to any information or opinions disclosed pursuant to this Agreement by one Party to the other regarding intellectual property and/or technology owned by Third Parties, Biontech or Genmab (or their respective Affiliates), Biontech and Genmab agree that they have a common legal interest in coordinating prosecution of their respective patent applications, as set forth in this Section 9, and in determining whether, and to what extent, Third Party intellectual property rights may affect the conduct of the development, manufacturing, marketing and/or sale of Collaboration Products and Unilateral Products, and have a further common legal interest in defending against any actual or prospective Third Party claims based on allegations of misuse or infringement of intellectual property rights relating to the development, manufacturing, marketing and/or sale of Collaboration Products and Unilateral Products. Accordingly, Biontech and Genmab agree that all such information and opinions obtained by Biontech and Genmab from each other will be used solely for purposes of the Parties’ common legal interests with respect to the conduct of the Agreement. All information and opinions will be treated as protected by the attorney-client privilege, the work product privilege, and any other privilege or immunity that may otherwise be applicable. By sharing any such information and opinions, neither Party intends to waive or limit any privilege or immunity that may apply to the shared information and opinions. Neither Party shall have the authority to waive any privilege or immunity on behalf of the other Party without such other Party’s prior written consent, nor shall the waiver of privilege or immunity resulting from the conduct of one Party be deemed to apply against any other Party.

9.9	Enforcement of Patents

a.

Notification. Each Party shall promptly inform the other Party in writing of any allegation(s) or claim(s) from or proceeding(s) initiated by a Third Party which comes to its attention and which challenges the validity or enforceability of, or the Parties’ entitlement to, either Genmab Technology, Biontech Technology or any Collaboration IP, to the extent relevant for a Collaboration Product or a Unilateral Product for which the other Party is responsible, including without limitation (if applicable) pre-grant opposition, post-grant opposition, re-examination, interference or revocation proceedings (whether before any applicable intellectual property office or the courts), and shall provide the other Party with any available evidence thereof.

b.

Enforcement of [***] Patents. [***] shall have the sole right, at its sole expense, but not the obligation, to determine the appropriate course of action to enforce the [***] Patents (other than its interests in the Joint Patents) or otherwise abate the infringement thereof, to take (or refrain from taking) appropriate action to enforce such [***] Patents, to control any litigation or other enforcement action and to enter into, or permit, the settlement of any such litigation or other enforcement action with respect to the [***] Patents so long as this does not adversely affect [***]’s rights under this Agreement. [***] shall fully cooperate with [***], at [***]’s sole expense, in any action to enforce the [***] Patents. All monies recovered upon the final judgment or settlement of any such suit to enforce such [***] Patents shall be retained by [***].

45 of 85

Execution Version

c.

Enforcement of [***] Patents. [***] shall have the sole right, at its sole expense, to determine the appropriate course of action to enforce [***] Patents (other than its interest in Joint Patents), or otherwise to abate the infringement thereof, to take (or refrain from taking) appropriate action to enforce such [***] Patents, to control any litigation or other enforcement action and to enter into, or permit, the settlement of any such litigation or other enforcement action with respect to such [***] Patents. All monies recovered upon the final judgment or settlement of any such suit to enforce such [***] Patents shall be retained by [***]. [***] shall fully cooperate with [***], at [***]’s sole expense, in any action to enforce the [***] Patents.

d.	Enforcement of Joint Patents.

(i)

If a Party becomes aware of any actual or suspected infringement or unauthorized use by a Third Party of any Collaboration IP, then such Party shall promptly notify the other Party in writing of all the relevant facts and circumstances in connection with such infringement or unauthorized use known to that Party and shall provide the other Party with all available evidence supporting such infringement or unauthorized use.

(ii)

The Joint IP Committee shall determine any required or desirable action to any such Third Party infringement, which action shall be then be implemented by the Lead IP Party (Infringement Proceedings). The Parties shall share equally (50:50) all costs, both internally and externally, associated with any such joint Infringement Proceedings, unless otherwise agreed in writing. The Parties shall also share equally (50:50) any damages, royalties, settlement fees or other consideration resulting from any such joint Infringement Proceedings, unless otherwise agreed in writing.

(iii)

The Lead IP Party shall keep the Non-Lead Party informed of the status of any such joint Infringement Proceedings and, upon request, shall (to the extent permitted under applicable law) provide the Non-Lead Party, at no cost to the Non-Lead Party, with copies of all documents filed in, and all material written communications between the parties relating to, such Infringement Proceedings. The Non-Lead Party shall, at the Lead IP Party’s request, give the Lead Party all reasonable assistance in any such joint Infringement Proceedings.

(iv)	No settlement shall be entered into by the Lead IP Party without the prior written consent of the Non-Lead Party (such consent not to be unreasonably withheld or delayed).

9.10

Assignment of Inventor’s Rights. To the extent the assignment of inventions is not effected by statutory law (e.g. the German Employees’ Inventions Act), each Party will maintain valid and enforceable written agreements with all persons acting by or on behalf of such Party or its Affiliates which require such person to assign to such Party their entire right, title and interest in and to all Collaboration IP, Biontech Improvement Technology (in case of Genmab) and Genmab Improvement Technology (in case of Biontech). Each Party agrees to claim and keep valid and enforceable any invention relating to any Collaboration IP, Biontech Improvement Technology (in case of Genmab) and Genmab Improvement Technology (in case of Biontech) conceived, reduced to practice, developed, made or created in the conduct of the activities under this Agreement.

46 of 85

Execution Version

9.11

Product Trademarks. With regards to Collaboration Product(s), the Parties shall propose and through the Joint Steering Committee select the trademark, trade dress, logos and slogans under which each Collaboration Product shall be exclusively marketed (each a Collaboration Product Trademark). Such activities shall be handled by the Lead Commercialization Party of such Region. The Lead Commercialization Party shall register the Collaboration Product Trademark and shall take all such actions as are required to continue and maintain in full force and effect the trademarks and the registrations thereof as well as enforce such trademarks and registrations. The Parties shall jointly own the trademarks which are specifically directed to Collaboration Products and the other Party shall execute all documents and take all actions as are reasonably requested by the Lead Commercialization Party to effectuate such joint ownership in such trademarks unless such joint ownership would not be practicable in any such jurisdiction, in which case the Lead Commercialization Party for the applicable Region shall have sole ownership. Collaboration Product Trademarks shall be used only pursuant to the terms of this Agreement and the Commercialization Agreement to identify, and in connection with the marketing of, Collaboration Products and shall not be used by either Party to identify, or in connection with the marketing of, any other products. In case a Party Divests its share of a Collaboration Product to the other Party, it shall be obliged to assign its title to and interest in the Collaboration Product Trademarks to the other Party free of charge, provided the other Party pays the out-of-pocket costs of assignment.

10.	INFRINGEMENT ACTIONS BROUGHT BY THIRD PARTIES

10.1

Third Party License. Each Party shall promptly inform the other Party in writing if it deems that a license of any intellectual property rights owned or Controlled by a Third Party is needed to Commercialize a Collaboration Product or a Unilateral Product for which the other Party is responsible (FTO Notification). If the FTO Notification concerns a Collaboration Product, the Parties will discuss and agree any required or advisable measures in the Joint IP Committee and/or the relevant Joint Steering Committee. If the FTO Notification concerns a Unilateral Product, the respective Continuing Party shall be solely responsible for the course of action but will closely consult with the respective Opt-Out Party.

10.2

Collaboration Product. Each Party will notify the other Party in writing if it becomes aware of any Third Party alleging that the performance of this Agreement infringes Third Party intellectual property rights (Infringement Attack). If an Infringement Attack is directed against the manufacture, use, handling, storage, Development, Commercialization or other disposition of a Collaboration Product, the Parties shall consult in good faith through the Joint IP Committee with a view to agreeing any required or desirable defense to any such Infringement Attack. Each Party shall have the right to defend itself against the Infringement Attack in accordance with the decisions and instructions of the Joint IP Committee. Notwithstanding the preceding sentence, Genmab shall be solely responsible for the defense against Infringement Attacks directed against the use of [***] Technology [***] and Biontech shall be solely responsible for the defense against Infringement Attacks directed against the use of [***] Technology [***], in both scenarios in close consultation with the other Party. In no event may a Party settle or otherwise consent to an adverse judgment that diminishes the rights or interests of the other Party without the express written consent of the other Party not to be unreasonably withheld.

47 of 85

Execution Version

10.3

Defense Costs. If the alleged infringement relates to a Collaboration Product and is not subject to an indemnification pursuant to Section 13.2a, all reasonable costs associated with the defense of the Infringement Attack and approved by the Joint IP Committee, including any payment due to such Third Party as damages or in settlement allocated to sales of the Collaboration Product, will be shared equally (50:50) between the Parties as part of the Shared Costs. Each Party will individually bear the risks and costs of infringing Third Party patents for its activities which are outside the scope of this Agreement.

10.4

Genmab Unilateral Product. If an Infringement Attack is directed against the manufacture, use, handling, storage, development, commercialization or other disposition of a Genmab Unilateral Product, Genmab shall be solely responsible for the defense and all costs associated therewith, except that:

a.	this shall be carried out in close consultation with Biontech, unless instructed otherwise in writing by Biontech; and

b.

Biontech shall have the first right to control at its sole cost the defense against such Infringement Attack to the extent it is directed against the use of Biontech Technology, provided that Genmab shall be entitled to participate in such defense. If Biontech chooses not to defend against Infringement Attacks related to the Biontech Technology, then Genmab shall have the right to control such defense on its own.

10.5

Biontech Unilateral Product. If an Infringement Attack is directed against the manufacture, use, handling, storage, development, commercialization or other disposition of a Biontech Unilateral Product, Biontech shall be solely responsible for the defense and all costs associated therewith, except that:

a.	this shall be carried out in close consultation with Genmab, unless instructed otherwise in writing by Genmab; and

b.

Genmab shall have the first right to control at its sole cost the defense against such Infringement Attack to the extent it is directed against the use of Genmab Technology, provided that Biontech shall be entitled to participate in such defense. If Genmab chooses not to defend against Infringement Attacks related to the Genmab Technology, then Biontech shall have the right to control such defense on its own.

11.	CONFIDENTIALITY

11.1

Confidentiality and Restricted Use. Each Party (Receiving Party) shall protect the Confidential Information of the other Party (Disclosing Party) from unauthorized use or disclosure and use at least the same standard of care as it uses to protect its own Confidential Information and to make sure that its and its Affiliates’ employees, agents, consultant and clinical investigators only make use of the Disclosing Party’s Confidential Information for the purposes expressly authorized or contemplated by this Agreement.

48 of 85

Execution Version

11.2

Disclosure to Third Parties. Neither Party shall, except with the express prior written consent of the Disclosing Party, disclose any Confidential Information of the Disclosing Party to any person or entity other than its officers, directors, employees, agents, consultants, Sublicensees and Approved Subcontractors who need to know such information for the performance of this Agreement and who are bound by a written confidentiality agreement not less stringent than the terms of this Agreement or by professional rules of secrecy.

11.3	Permitted Disclosures. The above confidentiality obligations shall not apply to information which, as can be established by the Receiving Party,

a.	was rightfully communicated to the Receiving Party from a Third Party; or

b.	was already in the public domain or subsequently entered the public domain through no fault of the Receiving Party and its Affiliates; or

c.

was already known by the Receiving Party before the effective date of the Prior Agreement or developed independently by the Receiving Party without reference to or reliance upon Confidential Information provided by the Disclosing Party; or

d.

is to be disclosed pursuant to any Applicable Law or legal, regulatory or stock exchange requirement, provided that the Receiving Party shall wherever possible provide prior written notice of such disclosure to the Disclosing Party and take reasonable and lawful actions to avoid or minimize the degree of disclosure. The Parties agree that nothing in this Section 11.3d is intended to require a Party to not comply with any Applicable Law; or

e.

are required to be disclosed solely to the extent reasonably necessary in a patent application claiming Program Inventions made hereunder to be filed with the United States Patent and Trademark Office and/or any similar foreign agency, provided that the Party filing the patent shall provide at least thirty (30) days prior written notice of such disclosure to the other Party and take reasonable and lawful actions to avoid or minimize the degree of disclosure.

11.4

Terms of the Agreement. Genmab and Biontech shall not disclose the existence of nor any terms or conditions of this Agreement to any Third Party without the prior consent of the other Party, except as required by Applicable Law or to comply with rules of a securities exchange or regulatory authority, in which case the Disclosing Party shall to the extent possible provide notice to the other Party and take reasonable and lawful actions to avoid or minimize the degree of such disclosures. Notwithstanding the foregoing, each Party may disclose the existence of and terms and conditions of this Agreement, without such consent, to advisors, existing and potential investors, licensees, assignees and/or acquirers on a need to know basis under circumstances that reasonably ensure the confidentiality thereof.

49 of 85

Execution Version

11.5

Press releases, references. Upon execution of this Agreement, Genmab will issue a company announcement and Biontech intends to issue an initial media release the wordings of such announcement and release have been approved by the Parties and are set forth in Exhibit 7. In addition, each Party shall be entitled to disclose the other Party’s name as collaboration partner under this Agreement to Third Parties and use the other Party’s name solely for such purposes. All other use of the other Party’s name in any advertising or promotional material, or any other publicity relating to this Agreement, shall require the other Party’s prior written consent. Except for the initial media release and company announcement permitted above, neither Biontech nor Genmab will, without the prior consent of the other, issue any press release or make any other public announcement or furnish any statement to any person or entity (other than either Parties’ respective Affiliates) concerning the existence of this Agreement, its terms and the transactions contemplated hereby, except for disclosures expressly permitted hereunder.

11.6

Publication regarding Collaboration Products. The Parties shall only jointly make publications regarding any Collaboration Product(s). Neither Party may on its own publish, present or announce results of Collaboration Products developed hereunder either orally or in writing (a Publication) without complying with the provisions of this Section 11.6. The other Party shall have [***] days from receipt of a proposed Publication to provide comments and/or proposed changes to the publishing Party. The publishing Party shall take into account the comments and/or proposed changes made by the other Party on any Publication and shall agree to designate employees or others acting on behalf of the other Party as co-authors on any Publication describing results to which such persons have contributed in accordance with standards applicable to authorship of scientific publications. If the other Party reasonably determines that the Publication would entail the public disclosure of such Party’s Confidential Information and/or of a patentable invention upon which a patent application should be filed prior to any such disclosure, submission of the concerned Publication to Third Parties shall be delayed for such period as may be reasonably necessary for deleting any such Confidential Information of the other Party (if the other Party has requested deletion thereof from the proposed Publication), and/or the drafting and filing of a patent application covering such invention, provided such additional period shall not exceed [***] days from the date the publishing Party first provided the proposed Publication to the other Party. For clarity, Section 11.3d, but not this Section 11.6, is intended to apply to any announcements required by either Party under Applicable Law, including but not limited to notifications to the relevant stock exchanges.

11.7

Publication regarding Unilateral Products. A Continuing Party may on its own make a Publication on a Unilateral Product developed hereunder. However, the Opt-Out Party shall have [***] days from receipt of a proposed Publication to provide comments and/or proposed changes to the Continuing Party. To the extent such comments and/or proposed changes pertain to the Opt-Out Party’s technology, the Continuing Party shall take into account the comments and/or proposed changes made by the Opt-Out Party on any Publication. If the Opt-Out Party reasonably determines that the Publication would entail the public disclosure of such Party’s Confidential Information and/or of a patentable invention upon which a patent application should be filed prior to any such disclosure, submission of the concerned Publication to Third Parties shall be delayed for such period as may be reasonably necessary for deleting any such Confidential Information of the Opt-Out Party (if such Party has requested deletion thereof from the

50 of 85

Execution Version

proposed Publication), and/or the drafting and filing of a patent application covering such invention, provided such additional period shall not exceed [***] days from the date the Continuing Party first provided the proposed Publication to the Opt-Out Party. For clarity, Section 11.3d, but not this Section 11.7, is intended to apply to any announcements required by either Party under Applicable Law, including but not limited to notifications to the relevant stock exchanges.

11.8

Prior Agreement. As of the Effective Date, the above confidentiality obligations shall supersede any oral or written confidentiality agreements concluded between the Parties prior to this Agreement. As far as under such prior confidentiality agreement or the Prior Agreement information has already been exchanged, the above provisions of this Section 11 shall apply also to such information.

12.	REPRESENTATIONS AND WARRANTIES

12.1	Mutual Representations and Warranties. Each Party hereby represents and warrants to the other Party that

a.	it has the legal right to enter into and deliver this Agreement and constitutes the valid and binding obligation of each Party;

b.

the execution, delivery and performance of this Agreement as well as the licenses granted hereunder do not conflict with any agreement, instrument or understanding, oral or written, to which such Party may be bound.

12.2	Biontech Representations and Warranties. Biontech represents and warrants that as of the Effective Date:

a.	it has the right to grant the licenses granted herein;

b.	the Biontech Technology licensed hereunder is free and clear of any security interests, claims, encumbrances or charges of any kind;

c.

it has not assigned and/or granted licenses, nor shall it assign and/or grant licenses under the Biontech Technology to any Third Party that would restrict or impair the rights granted to Genmab hereunder;

d.	to its actual knowledge no Third Party has infringed the Biontech Technology;

e.

it has not received any written notice of (i) any claim that any patent or trade secret right owned or Controlled by a Third Party would be infringed or misappropriated by the manufacture, use, sale, offer for sale or importation of Biontech Antibodies or Collaboration Products or Unilateral Products containing Biontech Antibodies, or (ii) any threatened administrative proceedings or litigation seeking to invalidate or otherwise challenge the Biontech Patents;

f.	none of the Biontech Patents are the subject of any pending re-examination, opposition, interference or litigation proceedings; and

51 of 85

Execution Version

g.

to the best of its knowledge it has provided all the necessary licenses under the Biontech Technology herein to ensure the anticipated Development and Commercialization of Collaboration Products and the development and commercialization of Unilateral Products.

12.3	Genmab Representations and Warranties. Genmab represents and warrants that as of the Effective Date:

a.	it has the right to grant the licenses granted herein;

b.	the Genmab Technology licensed hereunder is free and clear of any security interests, claims, encumbrances or charges of any kind;

c.

it has not assigned and/or granted licenses, nor shall it assign and/or grant licenses under the Genmab Technology to any Third Party that would restrict or impair the rights granted to Biontech hereunder;

d.	to its actual knowledge no Third Party has infringed the Genmab Technology;

e.

it has not received any written notice of (i) any claim that any patent or trade secret right owned or Controlled by a Third Party would be infringed or misappropriated by the manufacture, use, sale, offer for sale or importation of the Genmab Antibodies, Collaboration Products or Unilateral Products containing Genmab Antibodies, the DuoBody Platform, or the Inert Format Technology (the DuoBody Platform and the Inert Format Technology as used with the preferred mutation and embodiment) or (ii) any threatened administrative proceedings or litigation seeking to invalidate or otherwise challenge the Genmab Patents;

f.	none of the Genmab Patents are the subject of any pending re-examination, opposition, interference or litigation proceedings; and

g.

to the best of its knowledge it has provided all the necessary licenses under the Genmab Technology herein to ensure the anticipated Development and Commercialization of Collaboration Products or the development and commercialization of Unilateral Products.

12.4

Covenant. Each Party covenants to the other Party that it will not include any additional intellectual property rights owned or Controlled by it or its Affiliates not currently included in the licenses granted under this Agreement in any Clinical Candidate or Collaboration Product without the prior written consent of the other Party. If such consent is not sought or obtained, then any additional intellectual property rights included anyway shall be licensed to the other Party on a free and perpetual basis.

12.5

Disclaimers. The Parties acknowledge and agree that the research and development to be conducted under this Agreement is experimental in nature, and that neither Party can guarantee a successful outcome thereof. Except as expressly provided in this Agreement, the know-how, Confidential Information and intellectual property rights provided by each Party are provided “as is” and except as otherwise expressly set forth herein, neither Party makes any representations or extends any warranties of any kind, either express or implied, to the other Party, and each Party hereby disclaims all implied warranties, including warranties of merchantability, fitness for a particular purpose or non-infringement.

52 of 85

Execution Version

13.	INDEMNITY and LIMITATION of LIABILITY

13.1	Indemnity for Unilateral Products

a.

With respect to Unilateral Products, each Party shall defend, indemnify and hold harmless the other Party, its Affiliates and their respective directors, officers, employees and agents (collectively, the Indemnitees) from and against all liabilities, losses, damages, and expenses, including reasonable attorneys’ fees and costs, (collectively, the Liabilities) resulting from all Third Party claims, suits, actions, terminations or demands (collectively, the Claims) that are incurred, relate to or arise out of (a) the material breach of any material provision of this Agreement by the indemnifying Party, including [***] made by such Party in this Agreement, or (b) the gross negligence, recklessness or wilful misconduct of the indemnifying Party in connection with the performance of its obligations hereunder.

b.

Genmab shall defend, indemnify and hold harmless the Biontech Indemnitees from and against all Liabilities resulting from all Claims that are incurred, relate to or arise out of the development, manufacture or commercialization of Genmab Unilateral Products by Genmab, its Affiliates or Sublicensees; except to the extent such Liabilities must be indemnified by Biontech pursuant to Sections 13.1a.

c.

Biontech shall defend, indemnify and hold harmless the Genmab Indemnitees from and against all Liabilities resulting from all Claims that are incurred, relate to or arise out of the development, manufacture or commercialization of Biontech Unilateral Products by Biontech, its Affiliates or Sublicensees; except to the extent such Liabilities must be indemnified by Genmab pursuant to Sections 13.1a.

13.2	Indemnity for Collaboration Products

a.

Each Party hereby agrees to indemnify, defend, and hold harmless the other Party’s Indemnitees from and against any and all Liabilities, incurred as a result of any Claims relating to the manufacture, use, handling, storage, Development, Commercialization or other disposition of any Collaboration Product by the indemnifying Party, its Affiliates, employees, agents or Sublicensees, but only to the extent such Claims result from: (a) the gross negligence, recklessness or wilful misconduct of the indemnifying Party, its Affiliates, employees, agents or Sublicensees; or (b) any material breach by the indemnifying Party of any material provision of this Agreement, including a [***] made by such Party in this Agreement; except, in each case, to the extent of any such Claim resulting from the gross negligence or willful misconduct of the Indemnitees.

b.

Except for those Claims subject to Section 13.2a, the Parties shall share equally any Liabilities in connection with any Claim brought against either Party by a Third Party resulting directly or indirectly from the manufacture, use, handling, storage, Development, Commercialization or other disposition of any given Collaboration Product.

53 of 85

Execution Version

c.

If either Party receives notice of a Claim with respect to any Collaboration Product, such Party shall inform the other Party in writing as soon as reasonably practicable. The Parties shall confer through the Joint Steering Committee how to respond to the Claim and how to handle the Claim in an efficient manner. In the absence of such an agreement, each Party shall have the right to take such action as it deems appropriate, subject to Section 13.3.

d.	For the avoidance of doubt, defense against Infringement Attacks shall be solely subject to Section 10.

13.3

Procedure. A Party (the Indemnified Party) that intends to claim indemnification under this Section 13 shall promptly provide notice to the other Party (the Indemnitor) of any Liability or action in respect of which the Indemnified Party intends to claim such indemnification, which notice shall include a reasonable identification of the alleged facts giving rise to such Liability, and the Indemnitor shall have the right to control and participate in, and, to the extent the Indemnitor so desires, jointly with any other Indemnitor similarly noticed, to assume the defense thereof with counsel selected by the Indemnitor. However, notwithstanding the foregoing, the Indemnified Party shall have the right to retain its own counsel, with the fees and expenses to be paid by the Indemnified Party, unless the representation of such Indemnified Party by the counsel retained by the Indemnitor would be inappropriate due to actual differing interests between such Indemnified Party and any other party represented by such counsel in such proceedings, in which case the reasonable fees and expenses shall be paid by the Indemnitor. The Indemnified Party cannot settle any Liability for which it intends to claim indemnification by the Indemnitor without the prior written consent of the Indemnitor. Any settlement of a Liability for which any Indemnified Party seeks to be indemnified, defended or held harmless under this Section 13 that could adversely affect the Indemnified Party shall be subject to prior consent of such Indemnified Party, provided that such consent shall not be withheld unreasonably.

13.4

No Liability for Indirect Losses. Neither Party shall be liable to the other, whether in tort, contract or otherwise, for any consequential, indirect, punitive, exemplary or incidental damages, lost profits or lost business opportunities. The provisions of this Section 13.4 shall not apply to cases of wilful misconduct, any breach of [***], or any breach of [***].

14.	OPT-OUT

14.1

Opt-Out Options. No later than thirty (30) calendar days after either Proposed IND Submission or Establishment of Clinical Proof of Concept (the Opt-Out Points), as applicable, and on a Collaboration Product-by-Collaboration Product basis, each Party (the Opt-Out Party) shall have the right to provide the other Party with irrevocable (subject to Section 15.6) notice in writing that it wishes to discontinue its participation in the further Development and Commercialization of such Collaboration Product (the Opt-Out Notice). The effective date of such opt-out (the Opt-Out Date) shall be the date thirty (30) days after the date of the Opt-Out Notice. In its Opt-Out Notice the Opt-Out Party shall also notify the other Party whether continued Development and Commercialization of the Collaboration Product can take place on the pre-defined financial terms, as set forth in Exhibit 1, or whether the Opt-Out Party wants to Divest

54 of 85

Execution Version

its share of the Collaboration Product. Upon receipt of the Opt-Out Notice, the other Party shall, within thirty (30) days following its receipt of the Opt-Out Notice, notify the Opt-Out Party in writing whether or not it elects to assume sole responsibility for, and all costs and obligations of, the continued Development and Commercialization of such Collaboration Product, and (if the Opt-Out Party has offered that continued Development and Commercialization of the Collaboration Product can take place on the pre-defined terms set forth in Exhibit 1), whether it accepts to continue Development and Commercialization of the Collaboration Product on such pre-defined terms.

14.2

Postponement of Opt-Out. Only applicable for opt-out in connection with Establishment of Clinical Proof of Concept, the Parties may agree in writing to postpone the window, within which a Party can opt-out of the Development, in order to perform an additional clinical trial. The Parties agree and acknowledge that the pre-defined financial terms for opt-out at Establishment of Clinical Proof of Concept will remain applicable for the agreed postponed opt-out point.

14.3	Opt-Out at Proposed IND Submission.

a.

If the Opt-Out Party has notified the other Party that continued Development and Commercialization of the Collaboration Product may take place on the pre-defined terms in Exhibit 1, and the other Party elects to assume sole responsibility for, and all costs and obligations of the continued Development and Commercialization of the Collaboration Product on such pre-defined financial terms, then the Collaboration Product shall become a Unilateral Product and Section 14.6 shall apply.

b.

If the Opt-Out Party has notified the other Party that continued Development and Commercialization of the Collaboration Product may take place on the pre-defined terms in Exhibit 1, and the other Party is not willing to accept such pre-defined terms, then a mandatory joint Divestment of the Collaboration Product shall take place pursuant to Section 15.9. If the mandatory joint Divestment fails, the Collaboration Product shall be considered a Ceased Product.

c.

If the Opt-Out Party has notified the other Party that continued Development and Commercialization of the Collaboration Product cannot take place on the pre-defined terms in Exhibit 1, the Opt-Out Party may Divest its share of the Collaboration Product pursuant to Sections 15.1 to 15.8, including for the avoidance of doubt the Exclusive Negotiation Period pursuant to Sections 15.2 and 15.3. If such Divestment is not successful, as an exception to Section 15.6, the Opt-Out Party may either continue the Development and Commercialization of the Collaboration Product pursuant to the conditions of this Agreement, or notify the other Party that it wishes to opt-out of the collaboration on the basis of the pre-defined terms and conditions set forth in Exhibit 1. In such scenario, Sections 14.3a) or 14.3b) shall apply respectively, depending on whether the other Party accepts the pre-defined terms and conditions set forth in Exhibit 1.

55 of 85

Execution Version

14.4	Opt-Out at Establishment of Clinical Proof of Concept.

a.

If the Opt-Out Party has notified the other Party that continued Development and Commercialization of the Collaboration Product may take place on the pre-defined terms in Exhibit 1, and the other Party elects to assume sole responsibility for, and all costs and obligations of the continued Development and Commercialization of the Collaboration Product on such pre-defined financial terms, then the Collaboration Product shall become a Unilateral Product and Section 14.6 shall apply.

b.

If the Opt-Out Party has notified the other Party that continued Development and Commercialization of the Collaboration Product may take place on the pre-defined terms in Exhibit 1, and the other Party is not willing to accept such pre-defined terms, both Parties shall be released from any further Development and funding obligation under this Agreement and the Parties shall negotiate exclusively with each other for [***] months as set forth in Sections 15.2 and 15.3. If such negotiations are unsuccessful, the Opt-Out Party shall seek to Divest both Parties’ share of the Collaboration Product, such Divestment to be handled by the Opt-Out Party on behalf of both Parties. The Opt-Out Party shall use Commercially Reasonable Efforts to maximize the value obtained in the Divestment. The other Party shall be allowed to submit bids during such Divestment. Section 15.5 shall apply mutatis mutandis, except that the Opt-Out Party shall be allowed to extend the Divestment period pursuant to Section 15.5b) with additional [***] months by documenting that at the expiry of the original Divestment period term sheet(s) from one or more Third Party/ies are subject to ongoing negotiations. If the Divestment fails, the Collaboration Product shall be considered a Ceased Product. For the avoidance of doubt, Sections 15.4 (Funding Obligations) and 15.6 (Failure to Divest) shall not apply to any Divestment pursuant to this Section 14.4b).

c.

If the Opt-Out Party has notified the other Party that continued Development and Commercialization of the Collaboration Product cannot take place on the pre-defined terms in Exhibit 1, the Opt-Out Party may Divest its share of the Collaboration Product pursuant to Sections 15.1 to 15.8, including for the avoidance of doubt the Exclusive Negotiation Period pursuant to Sections 15.2 and 15.3. If such Divestment is not successful, as an exception to Section 15.6, the Opt-Out Party may either continue the Development and Commercialization of the Collaboration Product pursuant to the conditions of this Agreement, or notify the other Party that it wishes to opt-out of the collaboration on the basis of the pre-defined terms and conditions set forth in Exhibit 1, provided that the milestone payments applicable to opt-out at [***] shall each be reduced by [***], and the royalty rates applicable to opt-out at Establishment of Proof of concept shall each be reduced by [***] percentage point (Fall-Back Terms). In such scenario, the Sections 14.4a) or 14.4b) shall apply mutatis mutandis, depending on whether the other Party accepts such Fall-Back Terms.

14.5

Ceased Product. A Collaboration Product shall become a Ceased Product, if and when (i) upon receipt of an Opt-Out Notice the other Party either notifies the Opt-Out Party that it does not elect to assume sole responsibility for, and all costs and obligations of, the continued Development and Commercialization of the respective Collaboration Product or does not notify the Opt-Out Party in writing within thirty (30) days that it wishes to assume sole responsibility for, and all costs and obligations of, the continued

56 of 85

Execution Version

Development and Commercialization of the respective Collaboration Product; or (ii) in any other scenario under which a Collaboration Product shall be considered a Ceased Product and/or which refers to this Section 14.5 pursuant to this Agreement. With respect to any Ceased Product:

a.

the Parties shall decide on whether or not to attempt a joint Divestment pursuant to Section 15.9. If the Divestment of a Ceased Product fails, or the Parties jointly decide not to attempt to Divest, the exclusivity obligations under Section 6 shall no longer apply to such Ceased Product or the relevant Target Combination; and

b.

both Parties shall be released from any further Development and funding obligation under this Agreement, provided they shall work together to ensure that any ongoing activities related to a Ceased Product are properly wound down, and shall share costs related to such winding down, if any.

14.6

Continuation of Development and Commercialization by other Party. If a party (the Continuing Party) elects to assume sole responsibility for, and all costs and obligations of the continued Development and Commercialization of the Collaboration Product, whether on the pre-defined terms set forth in Exhibit 1, or on other terms agreed with the Opt-Out Party pursuant to the scenarios set forth in Sections 14.3 and 14.4 , then:

a.	such Collaboration Product will become a Unilateral Product;

b.

the Continuing Party will be entitled to continue the development and commercialization of the Unilateral Product in its sole discretion and Sections 3 and 4 shall no longer apply, provided that the Continuing Party shall use Commercially Reasonable Efforts to further develop and commercialize the Unilateral Product, including without limitation to achieve filing of the first IND for such Unilateral Product within [***] years after selection of the respective Clinical Candidate according to Section 2.10. The Continuing Party may extend the date by which the first IND for such Unilateral Product should be filed by [***] year by paying to the other Party [***]. Such payment shall be made no later than [***] years after selection of the respective Clinical Candidate according to Section 2.10. If the Continuing Party materially breaches its obligations under this Section 14.6b and fails to cure such breach within [***] days following its receipt of written notice thereof from the Opt-Out Party, the Opt-Out Party shall have the right, exercisable by written notice to the Continuing Party, to request that the Unilateral Product as well as all rights and data relating thereto shall be Divested through a Joint Divestment Process;

c.

the Continuing Party may terminate at any time in its sole discretion the development and/or commercialization of the Unilateral Product by written notice to the Opt-Out Party. Such termination shall not constitute a breach of applying Commercial Reasonable Efforts as set forth in Section 14.6b. In the event of any such termination the Unilateral Product shall become a Ceased Product and Section 14.5 shall apply;

57 of 85

Execution Version

d.

all rights and obligations of the Opt-Out Party under this Agreement with respect to the Unilateral Product will end except for the Opt-Out Party’s continuing obligations under Sections 2.7, 2.8, 3.5 (to the extent it refers to Sections 2.7 and 2.8) and 11 or otherwise provided for in this Section 14.6 or Exhibit 1; in particular, the licenses set forth in Section 9.2 and Section 9.3 will terminate, and will be replaced by the licenses set forth in Section 14.7;

e.	the Collaboration IP solely relating to the Unilateral Product will be assigned to the Continuing Party in accordance with Section 9.1h;

f.	the prosecution, maintenance, enforcement and defense of Patent Rights solely relating to the Unilateral Product will be subject to Sections 9.8a, 9.8b, 9.9a, 9.9c, 10.4 and 10.5;

g.	the terms and conditions set forth in Exhibit 1 will apply (except to the extent the Parties have agreed on different financial terms pursuant to the scenarios set forth in Section 14.3 and 14.4);

h.

promptly after the Continuing Party’s election, the Parties will work together to transfer and assign all regulatory documents, contracts, materials and information related to such former Collaboration Product to the Continuing Party or its designees to the extent necessary for the Continuing Party to assume such sole responsibility;

i.	the Opt-Out Party will not be refunded or repaid any amounts it has paid for the Development of such former Collaboration Product;

j.

for [***] after the date of the Opt-Out Notice, the Opt-Out Party shall provide development, consultation or support work for a Unilateral Product of the Continuing Party, as reasonably requested by the Continuing Party, and the Continuing Party shall pay for such work at the then current annual rate per FTE as set forth in Exhibit 1.

14.7	Licenses for Unilateral Products.

a.

License to Genmab for Unilateral Products. On a Genmab Unilateral Product-by-Genmab Unilateral Product basis and subject to the terms of this Agreement, Biontech hereby grants to Genmab a royalty bearing (subject to the terms and conditions set forth in Exhibit 1) license under the Biontech Technology, with the right to sublicense (through multiple tiers), to develop, have developed, make, have made, import, use, offer for sale, have sold and sell Genmab Unilateral Products within the Field in the Territory. The license for a Genmab Unilateral Product shall be exclusive in accordance with Section 6.3.

b.

Genmab’s Rights to Sublicense. Genmab shall have the right to grant a sublicense of the license granted pursuant to subsection a above to any Affiliate or other Third Party, provided that Genmab agrees to contractually obligate any Sublicensee of a Genmab Unilateral Product to make all payments due to Biontech pursuant to this Agreement, as well as to comply with all terms of this Agreement applicable to Genmab. For the sake of clarification, such payments shall be made to Genmab and not directly to Biontech. Genmab shall also require any such Sublicensee to agree in writing to keep books and records and permit either Genmab or Biontech or both

58 of 85

Execution Version

to audit the information concerning such books and records in accordance with the terms of this Agreement. If one of the Parties conducts such an audit of the books and records of a Sublicensee without the other Party’s participation, the Party conducting the audit shall upon the other Party’s request share the results of such audit. In addition, a sublicense to an Affiliate must provide that it will automatically terminate if the relevant Sublicensee ceases to be an Affiliate of Genmab. For sublicenses permitted hereunder, Genmab shall (a) notify Biontech of each sublicense granted (both to Affiliates and Third Parties) hereunder, and (b) provide Biontech with the [***] of each Sublicensee (both Affiliates and Third Parties) and a description of [***] by each Sublicensee.

c.

License to Biontech for Unilateral Products. On a Biontech Unilateral Product-by-Biontech Unilateral Product basis and subject to the terms of this Agreement, Genmab hereby grants to Biontech a royalty bearing (subject to the terms and conditions set forth in Exhibit 1) license under the Genmab Technology, with the right to sublicense (through multiple tiers), to develop, have developed, make, have made, import, use, offer for sale, have sold and sell Biontech Unilateral Products within the Field in the Territory. The license for a Biontech Unilateral Product shall be exclusive in accordance with Section 6.3. The licenses granted to Biontech hereunder with regards to the DuoBody Platform are only granted for the [***]. Use of other [***] under the DuoBody Platform can only take place upon Genmab’s prior written consent. The license granted under the [***] Technology is to the embodiment wherein the [***]

d.

Biontech’s Rights to Sublicense. Biontech shall have the right to grant a sublicense of the license granted pursuant to subsection c above to any Affiliate or other Third Party, provided that Biontech agrees to contractually obligate any Sublicensee of a Biontech Unilateral Product to make all payments due to Genmab pursuant to this Agreement, as well as to comply with all terms of this Agreement applicable to Biontech. For the sake of clarification, such payments shall be made to Biontech and not directly to Genmab. Biontech shall also require any such Sublicensee to agree in writing to keep books and records and permit either Genmab or Biontech or both to audit the information concerning such books and records in accordance with the terms of this Agreement. If one of the Parties conducts such an audit of the books and records of a Sublicensee without the other Party’s participation, the Party conducting the audit shall upon the other Party’s request share the results of such audit. In addition, a sublicense to an Affiliate must provide that it will automatically terminate if the relevant Sublicensee ceases to be an Affiliate of Biontech. For sublicenses permitted hereunder, Biontech shall (a) notify Genmab of each sublicense granted (both to Affiliates and Third Parties) hereunder, and (b) provide Genmab with the name and address of each Sublicensee (both Affiliates and Third Parties) and a description of the rights granted and the territory covered by each Sublicensee.

15.	DIVESTMENT OF COLLABORATION PRODUCTS

15.1

Divestment. Each Party may, at any time during the Development of a Collaboration Product, seek to Divest its then current ownership share of the Collaboration Product to a Third Party and exit the collaboration hereunder without further obligations.

59 of 85

Execution Version

15.2

Right of First Negotiation. A Party that wishes to Divest its ownership share of a Collaboration Product (the Divesting Party), shall first grant the other Party (the Non-Divesting Party) a right of first exclusive negotiation to obtain exclusive, worldwide Development and Commercialization rights to the Collaboration Product on terms and conditions that shall be negotiated in good faith at the time the Non-Divesting Party exercises its right of first negotiation. The Divesting Party shall by written notice inform the Non-Divesting Party that it wishes to Divest its ownership share of the Collaboration Product (the Divestment Notice). Following receipt of such notice the Non-Divesting Party shall have an option for a sixty (60) day period to negotiate exclusively with the Divesting Party to acquire the Divesting Party’s share of the Collaboration Product (the Exclusive Negotiation Period). During the Exclusive Negotiation Period, the Parties shall negotiate in good faith to arrive at a non-binding term sheet that includes all key financial terms for the Divestment agreement, and that specifies a closing date [***] months from the date on which such term sheet is executed by the Parties. Neither Party shall be obligated to agree to such a term sheet, to agree to any particular terms therein, or to agree to execute a binding agreement contemplated by such a term sheet. The Non-Divesting Party may in its sole discretion waive the right to the Exclusive Negotiation Period, in which case the Divesting Party may proceed with the desired Divestment process (the Divestment Process).

15.3

Information to Third Parties. During the Exclusive Negotiation Period only the Non-Divesting Party will be allowed access to any data room containing Confidential Information regarding the Collaboration Product, and no Confidential Information will in any other way be disclosed to, and no term sheet discussions can take place with any Third Parties.

15.4

Funding Obligations During Divestment Process. During a Divestment Process, the Non-Divesting Party will have the [***] on the Joint Development Team and Joint Steering Committee with regards to any decisions on the continued Development of the Collaboration Product within the framework of the clinical scenarios stipulated in the updated Development Plan, cf. Section 3.6. During a Divestment Process, whether initiated pursuant to Sections 14.3c, 14.4c or 15.1, the Divesting Party will remain responsible to the Non-Divesting Party for its share of the agreed Research and Development Costs as per the then current Development Plan as updated pursuant to Section 3.6 and as set forth in the then current Budget, but subject to a cap of [***] on such Research and Development Costs to be [***] during the Divestment Process (the Cap during Divestment). Once the Cap during Divestment has been reached, and if the Divestment Process is still ongoing, the Divesting Party may either (i) Divest its share of the Collaboration Product to the Non-Divesting Party on terms to be agreed by the Parties, or (ii) continue to fund its part of the Research and Development Costs until the share has been Divested, in which case the Divesting Party may elect to defer payment of its funding obligations during the remainder of the Divestment Process. In such case, the Divesting Party shall notify the Joint Steering Committee that it wishes to defer any payment of Research and Development Costs beyond the Cap during Divestment until finalization of the Divestment Process. Once the Divestment Process has been finalized, whether or not successfully, the Divesting Party shall immediately pay its deferred share of the Research and Development Costs to the Non-Divesting Party whether such share can be covered by the proceeds from the Divestment or not. The amount to be paid shall be calculated as deferred payment with an interest rate of [***] percent ([***]%) above EUBOR.

60 of 85

Execution Version

15.5	Duration of Divestment Process. A Divestment Process shall end upon the earlier of:

a.	completion of a binding Divestment agreement between the Divesting Party and the Non-Divesting Party or a Third Party; and

b.	expiration of [***] months after the end of the Exclusive Negotiation Period.

15.6

Failure to Divest. Unless otherwise specifically stipulated in this Agreement, upon failure to conclude a binding Divestment agreement within [***] months after the end of the Exclusive Negotiation Period pursuant to Section 15.5b), the Divesting Party shall continue the Development and Commercialization of the Collaboration Product pursuant to the terms and conditions of this Agreement.

15.7	Bids. The Non-Divesting Party may participate as a bidder in the Divestment Process.

15.8

Third Party Acquirer. A Third Party that licenses or acquires the Divesting Party’s ownership share of a Collaboration Product shall adhere to all terms and conditions of this Agreement, including but not limited to the fulfilment of its obligations under the then current Development Plan and Budget, as of the completion of the relevant Divestment agreement.

15.9

Joint Divestment Process. In the event that both Parties wish to opt-out of Development or Divest their respective ownership shares of a certain Collaboration Product or in any other scenario pursuant to this Agreement which provides for a joint Divestment and/or refers to this Section 15.9, the Parties shall jointly initiate a Divestment process (the Joint Divestment Process), which shall be performed by the Parties as follows:

a.

Both Parties shall upon initiation of the Joint Divestment Process be released from any further research, Development and funding obligation under this Agreement, provided they shall work together to ensure that any ongoing activities related to the Collaboration Product to be Divested are properly wound down to the extent applicable, and shall share costs related to such winding down, if any.

b.

Unless otherwise agreed by the Parties at the time of initiation of the Joint Divestment Process, each Party shall designate a divestment executive (Divestment Executive) who shall not be a Joint Steering Committee member, and who shall be the point of contact for such Parties in the Joint Divestment Process and who shall report to the Joint Steering Committee.

c.

The Parties may engage a Third Party advisor, on terms acceptable to both Parties, to coordinate the Joint Divestment Process for the purpose of licensing rights to the Collaboration Product. The Divestment Executives and the Third Party advisor shall present to the Joint Steering Committee for approval detailed criteria for evaluating, comparing and selecting potential offers, which shall include financial and nonfinancial factors (Bidding Criteria).

61 of 85

Execution Version

d.	Neither Party may [***].

e.	The Parties shall use Commercially Reasonable Efforts to maximize the value obtained in the Joint Divestment Process.

f.

The Joint Steering Committee shall unanimously decide on which offer to accept under the Joint Divestment Process, using the Bidding Criteria. Once the Joint Steering Committee has decided which offer to accept, the Parties shall together appoint an external legal counsel to handle, on behalf of both Parties and at a cost equally shared the drafting, negotiation and finalization of the agreement with the Third Party that made the winning offer. Both Parties shall be signatories to the agreement with such Third Party.

g.

If the Joint Divestment Process has not been finalized within [***] months after its initiation, the Parties shall discuss in good faith the terms and conditions for continuing the Joint Divestment Process, or for continuing the Development of the Collaboration Product, or any alternative solution, including the winding-up of the Development of the Collaboration Product.

16.	TERM AND TERMINATION

16.1

Term. This Agreement shall become effective on the Effective Date and shall continue until the later of (i) the last to expire Royalty Term for a Unilateral Product and, (ii) when no Collaboration Products are being Developed and/or Commercialized any longer, unless terminated earlier in accordance with the provisions of this Agreement (the Term).

16.2

Termination for Breach. Either Party may terminate this Agreement in its entirety or on a Collaboration Product-by-Collaboration Product and/or Unilateral Product-by-Unilateral Product basis at any time by written notice to the other Party with immediate effect if:

a.	the other Party materially breaches any material provision of this Agreement and fails to cure such breach within [***] days following its receipt of written notice thereof from the terminating Party.

b.

the other Party becomes insolvent, is compelled to file bankruptcy or is determined otherwise imminently subject to control by a bankruptcy trustee or its equivalent to the laws of the jurisdiction in which such Party is doing business. Notwithstanding the foregoing, the Parties intend for this Agreement and the licenses granted herein to remain in full force and effect so long as the non-insolvent Party remains in material compliance with the terms and conditions hereof.

16.3	Effect of Expiration and Termination

a.

Except where explicitly provided within this Agreement, termination of this Agreement (whether in its entirety or with respect to a Collaboration Product and/or Unilateral Product) for any reason, or expiration of this Agreement, will not affect any: (i) obligations, including payment of any royalties or other sums which have accrued as of the effective date of termination or expiration, and (ii) rights and

62 of 85

Execution Version

obligations which, from the context thereof, are intended to survive termination or expiration of this Agreement, including the provisions of Sections 1, 2.7, 3.5 (to the extent it refers to Section 2.7), 7.8, 7.9, 9.10, 10 (as to actions arising during the term of this Agreement or in the course of a Party practicing any licenses retained by such Party thereafter), 11, 12, 16.3a and 17.

b.

Upon termination of this Agreement partly or wholly for any reason, save as expressly provided herein, all licenses granted to each of the Parties in respect of the affected terminated Collaboration Product(s) and/or Unilateral Product(s), and all sublicenses granted to Affiliates by a Party hereunder in respect of the affected terminated Collaboration Product(s) and/or Unilateral Product(s) will immediately cease and terminate. In the event the termination is to the Agreement in its entirety or else in respect of the affected terminated Collaboration Product(s) and/or Unilateral Product(s), the Parties shall promptly return to one another or destroy all Confidential Information of the other Party and antibodies and other materials created under the Prior Agreement or this Agreement that are in a Party’s or its Affiliates’ possession or control in respect of the affected terminated Collaboration Product(s) and/or Unilateral Product(s). The Parties shall jointly decide how a termination of this Agreement partly or wholly shall affect any Joint Patents.

16.4

Rights of Sublicensees. Upon the termination of this Agreement any sublicenses granted by a Party to Third Parties hereunder shall survive, provided that each sublicensee is then in full compliance with its sublicense and promptly agrees in writing to be bound by the applicable terms of this Agreement and agrees to pay directly to the other Party or the Parties, as applicable, the same amounts that would have been due to such other Party under this Agreement with respect to such sublicense had the Agreement not been terminated.

16.5

Winding Down. To the extent not prohibited by Applicable Law, the Parties shall wind down any clinical trials that are underway in respect of the terminated Collaboration Product and/or Unilateral Product, taking into account the health and safety of the subjects enrolled therein and Good Clinical Practice. In the event that a Party is Commercializing Collaboration Products and/or Unilateral Products under this Agreement, and in accordance with the foregoing provisions of this Section 16.3, a license is terminated then such Party shall be entitled to, and the licenses shall be deemed to survive to the extent necessary for such Party to wind down the activities in an orderly manner, including the right to sell off inventory, but in no event for a period longer than six (6) months from the effective date of termination.

16.6

Force Majeure. No Party (or any of its Affiliates) shall be held liable or responsible to the other Party (or any of its Affiliates), or be deemed to have defaulted under or breached the Agreement, for failure or delay by such Party in fulfilling or performing any term of the Agreement when such failure or delay is caused by or results from causes beyond the reasonable control of the affected Party (or any of its Affiliates), including fire, floods, embargoes, war, acts of war (whether war be declared or not), insurrections, riots, civil commotions, acts of God, earthquakes, or omissions or delays in acting by any governmental authority (collectively, Events of Force Majeure); provided, however, that the affected Party shall promptly advise the other Party of the existence of such Event of Force Majeure and shall exert all Commercially Reasonable Efforts to

63 of 85

Execution Version

eliminate, cure or overcome any such Event of Force Majeure and to resume performance of its obligations promptly. Notwithstanding the foregoing, to the extent that an Event of Force Majeure continues for a period in excess of [***] months, the affected Party shall promptly notify in writing the other Party of such continued Event of Force Majeure and within [***] month of the other Party’s receipt of such notice, the Parties shall negotiate in good faith either (i) a resolution of the Event of Force Majeure, if possible, (ii) an extension by mutual agreement of the time period to resolve, eliminate, cure or overcome such Event of Force Majeure, (iii) an amendment of this Agreement to the extent reasonably possible, or (iv) an early termination of this Agreement. If a solution under (i) to (iv) has not been reached after [***] months of the other Party’s receipt of such notice, then the Party not affected shall be entitled to give notice to the affected Party to terminate this Agreement, specifying the date (which shall not be less than [***] calendar days after the date on which the notice of termination is given) on which termination will take effect. Such a termination notice shall be irrevocable, except with the consent of both Parties, and upon termination the provisions of Section 16.3 shall apply.

17.	GENERAL PROVISIONS

17.1	Notices. All notices, requests and other formal communications shall be made in writing and shall be delivered or sent in each case to the respective address specified below:

If to Genmab:	Genmab A/S
[***]

If to Biontech:	BioNTech AG
[***]

Each Party shall immediately notify the other Party in the event of any changes of its address set forth above.

17.2

Insurance. During the Term and thereafter for the period of time required below, each Party shall maintain on an ongoing basis comprehensive general liability insurance in the minimum amount of [***] per occurrence and [***] annual aggregate combined single limit for bodily injury and property damage liability. Commencing not later than [***] days prior to the first use in humans of any Collaboration Product or Genmab Unilateral Product and thereafter for the period of time required below, Genmab shall obtain and maintain during respective clinical studies on an ongoing basis products liability insurance (including contractual liability coverage on Genmab’s indemnification obligation under this Agreement) in the amount of at least [***] per occurrence and at least [***] annual aggregate combined single limit for bodily injury and property damage liability. Commencing not later than [***] days prior to the first use in humans of any Collaboration Product or Biontech Unilateral Product, and thereafter for the period of time required below, Biontech shall obtain and maintain during respective clinical studies on an ongoing basis products liability insurance for clinical studies (including contractual liability coverage on Biontech’s indemnification obligations under this Agreement) in the amount of at least [***] per occurrence and at least [***] annual aggregate combined single limit for bodily injury and property

64 of 85

Execution Version

damage liability. Upon the Effective Date and not later than [***] days prior to the first use in humans of the first Collaboration Product, Genmab Unilateral Product or Biontech Unilateral Product, as the case may be, each Party shall provide to other Party a certificate(s) evidencing all required coverage hereunder. Each Party shall maintain such insurance coverage without interruption during the Term and for a period of at least [***] years thereafter. Each Party shall, at the request of the other Party, provide the other Party at least [***] days’ prior written notice of any cancellation or material change in the insurance policy. For the avoidance of doubt, the term, “product liability insurance” as used in this Section 17.2 shall not include clinical trial insurances; the Parties will each obtain and maintain clinical trial insurance to the extent required by Applicable Law.

17.3

Entire Agreement. This Agreement, including the Exhibits to this Agreement, represents the entire understanding between the Parties with respect to the subject matter hereof and supersedes all previous oral or written communication or agreements, and all contemporaneous oral communication and agreements between the Parties.

17.4	Form Requirement. This Agreement may only be amended, modified or supplemented by the Parties in writing. The same applies to this Section 17.4.

17.5

Assignment. Neither Party may assign its contractual rights and obligations or parts thereof without the prior written consent of the other Party, except for permitted subcontracting and provided, however, that either Party may, without such consent, assign this Agreement and all of its rights and obligations hereunder (i) to any Affiliate or (ii) in connection with the transfer or sale of all or substantially all of its business to which this Agreement relates, or in the event of its merger, consolidation, or other similar transaction. For clarification, any assignment to Third Parties which is not expressly allowed above requires the approval of the other Party, which approval shall not be withheld unreasonably if the Third Party assignee assumes all rights and obligations of this Agreement.

17.6

Profit Sharing Rights. Either Party may transfer its share of the Shared Profits hereunder to any Affiliate or Third Party (including for purposes of providing security to investors or financing parties), provided that the transferring Party shall remain Party to this Agreement and shall remain bound by all obligations hereunder, and that the non-transferring Party shall not be obligated to make any payment directly to, or perform any other obligation directly towards, the receiving Affiliate or Third Party.

17.7

Severability. If any provision of this Agreement is found to be invalid or otherwise unenforceable, in whole or in part, the validity of the remainder of the Agreement shall not be affected. Furthermore, the Parties agree that the invalid or unenforceable provision or part thereof shall be superseded by an adequate provision that, to the legally permitted extent, comes closest to what the Parties would have desired at the time of conclusion of the Agreement had they considered the issue concerned.

17.8

Independent Contractor. Nothing in this Agreement shall create, or be deemed to create, a partnership, joint venture, or the relationship of principal and agent or employer and employee between the Parties. Each Party agrees to perform under this Agreement solely as independent contractor.

65 of 85

Execution Version

17.9

Dispute Resolution. Any dispute arising between the Parties in connection with this Agreement shall be referred to the Joint Research Committee or the competent Joint Steering Committee or Joint Commercialization Committee, as applicable. If the competent committee is unable to negotiate in good faith and settle the dispute within [***] days after being requested to do so, either Party may submit the dispute to the Parties’ [***] who shall meet in order to attempt to resolve the dispute. If the dispute is not settled, at the latest, within [***] weeks from the date that the dispute has been escalated to the [***], either Party may pursue legal action in accordance with Section 17.10 below. For the avoidance of doubt, if the dispute is with respect to an amendment of the Research Plan or any Development Plan, the current version of such Research Plan or Development Plan shall remain in effect until the dispute is finally settled.

17.10

Governing Law, Arbitration. This Agreement shall be governed by the laws of England and Wales without reference to its conflict of laws provisions. All disputes arising out or in connection with this Agreement shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce by one or more arbitrators appointed in the accordance with said Rules. The place of the Arbitration Tribunal shall be London, England. The language of the arbitration proceeding shall be English.

[End of Agreement – Signatures on the following page]

66 of 85

Execution Version

IN WITNESS WHEREOF, authorized representatives of the Parties have duly executed this Agreement as of the Effective Date

For Genmab A/S:		For Biontech AG:

By:	[***]	By:	[***]

Name:	[***]	Name:	[***]

(Print or Type)

Title:	CEO & President	Title:	COO

67 of 85

Execution Version

Exhibit 1: Terms for Continued Development in Case of an Opt-Out

1.	Financial Terms

1.1	Milestone Payments

a.

Allocation. As partial consideration for the licenses, rights and privileges granted to it hereunder, a Continuing Party shall promptly inform the Opt-Out Party of the achievement of any of the below milestones and pay to the Opt-Out Party the following milestone payments on a Unilateral Product-by-Unilateral Product basis within [***] days of the first occurrence of each event set forth below with respect to a Unilateral Product to achieve such event, whether such events are achieved by the Continuing Party, its Affiliates, or Sublicensees, as follows:

In case of Continuing Party developing from Selection of a Clinical Candidate:

[***]

68 of 85

Execution Version

In case of Continuing Party developing from Proposed IND Submission:

[***]

69 of 85

Execution Version

[***]

70 of 85

Execution Version

[***]

b.

Clarifications. All milestone payments shall only become due and payable once per Unilateral Product and Indication. If any of the development milestone events is achieved before the previous development milestones having become payable, the previous development milestones shall become due and payable with the achievement of such milestone event. If a development milestone has not been achieved, but the Continuing Party decides to continue the development in spite of such failure to achieve the milestone, the relevant development milestone shall be deemed to be achieved. For the avoidance of doubt, if a Unilateral Product is replaced by a Back-up Candidate only such milestones not already paid for the Unilateral Product shall become payable for the Back-up Candidate.

71 of 85

Execution Version

1.2	Royalties.

a.

Royalties Payable on Net Sales of Unilateral Products. In partial consideration for the license for a Unilateral Product granted to the Continuing Party herein, during the Royalty Term and subject to (b) below, the Continuing Party shall pay to the other Party royalties on the aggregate Net Sales of all Unilateral Products, on a country-by-country basis. Such royalties shall be paid at the following rates as set forth below:

(i)	In case of Continuing Party developing from Selection of a Clinical Candidate:

[***]

(ii)	In case of Continuing Party developing from Proposed IND Submission:

[***]

(iii)	In case of Continuing Party developing from Establishment of Clinical Proof of Concept:

[***]

b.	Royalty Offsets and Reductions

(i)

Subject to the royalty offset set forth in (ii) and (iii) below, the Continuing Party shall be solely responsible for paying all amounts, including any license fees, milestones and royalties owed to Third Parties by either Genmab or Biontech on account of developing and commercializing a Unilateral Product, including any royalties owed due to use of the Biontech Technology or Genmab Technology, without reduction of, or offset against, the royalties payable to the Opt-Out Party hereunder.

(ii)

Notwithstanding Section (i) and only if Biontech has opted-out at Establishment of Clinical Proof of Concept, on a Calendar Quarter-by-Calendar Quarter and country-by-country basis, Genmab [***] for intellectual property rights that are necessary to ensure product compound improvements and overcome freedom to operate obstacles (excluding for the

72 of 85

Execution Version

avoidance of doubt intellectual property rights necessary for manufacturing formulation or processes) with respect to a Genmab Unilateral Product against the royalties that would otherwise be payable to Biontech pursuant to Section 1.2(a) for such Genmab Unilateral Product. Notwithstanding anything to the contrary in this subsection (ii), in no event shall the royalty payments due and payable to Biontech pursuant to Section 1.2(a) with respect to a Genmab Unilateral Product in any Calendar Quarter and country be [***].

(iii)

Notwithstanding Section (i) and only if Genmab has opted-out at Establishment of Clinical Proof of Concept, on a Calendar Quarter-by-Calendar Quarter and country-by-country basis, Biontech [***] by Biontech to Third Parties for intellectual property rights that are necessary to ensure product compound improvements and overcome freedom to operate obstacles (excluding for the avoidance of doubt intellectual property rights necessary for manufacturing formulation or processes) with respect to a Biontech Unilateral Product against the royalties that would otherwise be payable to Genmab pursuant to Section 1.2(a) for such Biontech Unilateral Product. Notwithstanding anything to the contrary in this subsection (iii), in no event shall the royalty payments due and payable to Genmab pursuant to Section 1.2(a) with respect to a Biontech Unilateral Product in any Calendar Quarter and country be reduced by [***].

(iv)

In the event that at any time during the applicable Royalty Term, in respect to a Unilateral Product in a specific country, the following has occurred; (a) the market share of such Product is less [***] in such country in a calendar year; and (b) the decline in such market share is attributable to the marketing or sale in such country of a Generic Product of such Unilateral Product by a Third Party, the applicable royalty rate shall be reduced by [***] in such country for the remainder of the Royalty Term applicable for such Unilateral Product in such country.

(v)

In the event that a Valid Patent Claim of a patent covering composition of matter or method of use with respect to a Unilateral Product in the country of sale does not exist at any time during the applicable Royalty Term, the applicable royalty rate shall be [***] in such country for the remainder of the Royalty Term applicable for such Unilateral Product in such country.

c.	Reference to Certain Provisions of the Agreement. Sections 7.8 and 7.9 of the Agreement shall apply correspondingly to royalty payments.

d.	Royalty Reports, Exchange Rates

(i)

Royalty Reports. During the Royalty Term, any Party paying royalties hereunder (the Paying Party) shall furnish to the non-Paying Party, with respect to each Calendar Quarter, a written report showing, on a consolidated basis in reasonably specific detail and on a country-by-country basis, (a) the Net Sales of Unilateral Products sold by the Paying Party, its Affiliates and its Sublicensees in the Territory during the corresponding Calendar Quarter

73 of 85

Execution Version

on a Unilateral Product-by-Unilateral Product and country-by-country basis to calculate Net Sales; (b) the royalties payable in US Dollars, if any, which shall have accrued hereunder based upon such Net Sales of Unilateral Products; (c) the withholding taxes, if any, required by Applicable Law to be deducted in respect of such royalties; (d) the dates of the First Commercial Sale of each Unilateral Product in each country in the Territory, if it has occurred during the corresponding Calendar Quarter; and (e) the exchange rates used in determining the royalty amount expressed in Dollars (collectively the Royalty Reports).

(ii)

Report Due Date. Royalty Reports and royalty payments shall be due on the [***] day following the end of the Calendar Quarter to which such Royalty Report relates. The Parties shall keep complete and accurate records in sufficient detail to properly reflect all gross sales and Net Sales and to enable the royalties payable hereunder to be determined. The provisions on audit and dispute resolution in Sections 7.8 and 7.9 of the Agreement shall apply mutatis mutandis.

(iii)

Exchange Rates. With respect to sales of Unilateral Products invoiced in US Dollars, the gross sales, Net Sales, and royalties payable shall be expressed in US Dollars. With respect to sales of Unilateral Products invoiced in a currency other than US Dollars, the gross sales, Net Sales and royalties payable shall be expressed in the currency of the invoice issued by the Party making the sale together with the US Dollars equivalent of the royalty due, calculated as described in Section 7.10 of the Agreement.

1.3

FTE Rate. A Continuing Party shall pay the Opt-Out Party at an annual rate of [***] per FTE who performs consultation or support work for Unilateral Products in the pre-clinical phase as requested by the Continuing Party pursuant to this Agreement and an annual rate of [***] per FTE who performs development, consultation or support work for Unilateral Products after the pre-clinical phase as requested by the Continuing Party pursuant to this Agreement (the FTE Fee). Such development, consultation or support work shall be at the sole discretion of the Opt-Out Party. Commencing upon the [***] anniversary of the Effective Date and upon [***] anniversary thereafter, the fee will be adjusted in accordance with the percentage change over the applicable annual period in the consumer price inflation in the euro area as measured by the Harmonised Index of Consumer Prices (“HICP”).

2.	Other Terms

2.1

Conduct. A Continuing Party shall comply with all Applicable Laws (including GxPs to the extent applicable) in the development and commercialization of Unilateral Products, and shall cause its Affiliates and Sublicensees to do the same.

2.2

Funding and Progress Reports. A Continuing Party shall be solely responsible for funding all costs of the development and commercialization of its Unilateral Product(s). A Continuing Party shall keep the other Party’s Alliance Manager informed on a quarterly basis on the progress of development as well as any milestone projections. Annually and no later than January 15 in the subsequent calendar year a Continuing

74 of 85

Execution Version

Party shall send a written report on the progress of the development of its Unilateral Product(s) in the previous calendar year. Also, if the Continuing Party decides to cease development of the Unilateral Product, the other Party’s Alliance Manager shall be informed in writing thereof with [***] calendar days.

2.3	Manufacturing. A Continuing Party shall be responsible for all manufacturing and supply of its Unilateral Product(s).

2.4

Regulatory. A Continuing Party shall be solely responsible for, and shall solely own, all applications for Regulatory Approval with respect to its Unilateral Product(s), and the Opt-Out Party shall, if applicable, have the obligation to transfer and assign any regulatory documents, contracts, etc. that has been assigned to it pursuant to Section 5.1b of the Agreement to the Continuing Party. Should a Continuing Party desire to file an IND or an application for Regulatory Approval, or equivalents of the foregoing, for a Unilateral Product, the Opt-Out Party agrees to provide at the Continuing Party’s request, any and all technical information the Opt-Out Party has created or possesses that is reasonably required by the Continuing Party. The sharing of such information can be by exchange of documents and/or through telephone or personal meetings. The Continuing Party shall reimburse the Opt-Out Party for any out of pocket costs incurred by the Opt-Out Party in providing any such information or assistance pursuant to this Section 2.4, plus an amount equal to the then current FTE Fee for personnel engaged in such activities. If ownership of a regulatory filing for a former Collaboration Product cannot be assigned to a subsequent Continuing Party in any country, the Opt-Out Party shall grant to the Continuing Party a permanent, exclusive and irrevocable right of access and reference to such regulatory filing for such former Collaboration Product in such country.

2.5

Notwithstanding that a Continuing Party shall be solely responsible for the clinical development and commercialization of its Unilateral Product(s), Section 5.5 of the Agreement shall apply to the reporting of Adverse Events and Serious Adverse Events relating to such Unilateral Product(s).

2.6

Expiry of Royalty Term. Upon the expiration of the Royalty Term for a certain Unilateral Product, the Opt-Out Party shall grant, and shall by this provision be deemed to have granted, to the Continuing Party a royalty free, perpetual, worldwide, non-exclusive license to use the Joint Patents, if any, Assigned Patents, and Biontech Technology or Genmab Technology, as applicable, to make, use, sell, offer for sale and import such Biontech Unilateral Product or Genmab Unilateral Product, as applicable, with no further obligations to the Opt-Out Party.

75 of 85

Execution Version

Exhibit 2: Biontech Patents

[***]

76 of 85

Execution Version

Exhibit 3: Genmab Patents

[***]

77 of 85

Execution Version

Exhibit 4: Antibody Panel

Table 1: List of all available antibodies [***] from BioNTech ([***] antibodies).

[***]

78 of 85

Execution Version

Table 4: Current list of antibodies, which were identified to be agonistically targeting [***] antibodies)

[***]

79 of 85

Execution Version

Table 5: Current list of antibodies, which were identified to bind to [***], but were not shown to agonistically targeting so far ([***] antibodies)

[***]

80 of 85

Execution Version

Table 6: Current list of antibodies, which were identified to [***], but were not shown to agonistically targeting so far ([***] antibodies)

[***]

Table 7: Current list of antibodies, which were identified to [***], but were not shown to agonistically targeting so far ([***] antibodies).

[***]

81 of 85

Execution Version

List of so far identified [***] or [***]:

[***]

82 of 85

Execution Version

Exhibit 5: Research Plan

[to be inserted in due course in accordance with Section 2.2 of the Agreement]

83 of 85

Execution Version

Exhibit 6: Joint Development Plan and Budget

[to be inserted in due course]

84 of 85

Execution Version

Exhibit 7: Company Announcement and Media Release

85 of 85